Registration No. 333-113241

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM SB-2
                            REGISTRATION STATEMENT
                             (Amendment Number 9)
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------



                           ATLANTIC SECURITY, INC.
                (Name of Small Business Issuer in its Charter)

        FLORIDA                       3949                    65-0963962
------------------------------------------------------------------------------
(State of Other                (Primary Standard           (IRS Employer
 Jurisdiction of                   Industrial               Identification No.
 Incorporation or                 Classification
 Organization)                      Code No.)

                                 Glyme House
                              St. John's Street,
                                  Bicester,
                                 Oxfordshire,
                                  OX26 6SL

                                +44 1869 242378


(Address and telephone number of principal executive offices and principal place of business)

                           James G. Dodrill II, Esq.
                               5800 Hamilton Way
                              Boca Raton, FL 33496
                                 561-862-0529
              (Name, address and telephone number of agent for service)

                                  Copies to:

                           James G. Dodrill II, Esq.
                           James G. Dodrill II, P.A.
                               5800 Hamilton Way
                              Boca Raton, FL 33496
                                 561-862-0529
                            ----------------------

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this
registration statement.
----------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ).

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( ).


CALCULATION OF REGISTRATION FEE




                                            PROPOSED      PROPOSED
TITLE OF EACH CLASS                         MAXIMUM       MAXIMUM
OF                         AMOUNT TO        OFFERING      AGGREGATE      AMOUNT OF
SHARES TO BE                  BE            PRICE PER     OFFERING       REGISTRATION
REGISTERED                REGISTERED        SHARE <F1>      PRICE            FEE
-------------------       ----------        ---------     ---------      ------------



Common Stock,
$.0001 par value to be
sold by selling
shareholders               5,514,500         $0.25         $1,378,625      $175.09


TOTAL                      5,514,500                       $1,378,625      $175.09


(1)	Estimated solely for the purpose of calculating the
registration fee pursuant to Rule 457.
-------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

                                  PROPECTUS


                 SUBJECT TO COMPLETION, DATED APRIL 22, 2005

                      5,514,500 Shares of Common Stock

                            ATLANTIC SECURITY, INC.
                            (A Florida Corporation)


     This is our initial public offering. We are registering a total of 5,514,500 shares of our common stock, all of which are being offered by selling shareholders. The selling shareholders who are affiliates of the Company will sell their shares at a price per share of $0.25 for the duration of the offering and our other selling shareholders will sell their shares at a price per share of $0.25 per share until our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.


     We will not receive any proceeds from the sale of any of the shares by selling shareholders. There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our Common Stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop.

                      _________________________________

INVESTING IN OUR STOCK INVOLVES RISKS.  YOU SHOULD CAREFULLY
CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this Prospectus is April 22, 2005

                               TABLE OF CONTENTS


                                                   Page


Prospectus Summary                                  3
The Offering                                        5
Summary Financial Information                       6
Risk Factors                                        7
Forward Looking Statements                          13
Penny Stock Regulations                             13
Use of Proceeds                                     14
Determination of Offering Price                     15
Dividend Policy                                     15
Management's Plan of Operations                     16
Business                                            22
Management                                          28
Principal Shareholders                              31
Selling Shareholders                                32
Description of Securities                           34
Certain Relationships and Related Transactions      36
Indemnification                                     37
Plan of Distribution                                38
Legal Matters                                       40
Experts                                             40
Where You Can Find More Information                 41
Index to Financial Statements

                              PROSPECTUS SUMMARY


     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.


     We are primarily a Marketing and Sales company focused on acquiring or licensing technologies or products from other companies and then selling such licenses or technologies to other companies. At times, when we find a technology or product in which we are interested, we intend to either:
(a) offer to assist the original developer of the technology or product in making the technology or product more commercially attractive or (b) acquire or license the technology or product and then work with a third party to make such product or technology more commercially attractive. We refer to these activities as our product development. Product development will be done opportunistically with organizations that have established market objectives that may be served by technology we acquire. We are a development stage company and were incorporated in Florida on December
6, 1999, under the name Warrensburg Enterprises, Inc. and were formed with the contemplated purpose to engage in mergers and acquisitions.
On May 15, 2003, we consummated an agreement with Atlantic Security
Limited, a United Kingdom corporation, pursuant to which Atlantic
Security Limited exchanged all of its then issued and outstanding shares of common stock for approximately 80% of the common stock of Atlantic Security, Inc. In essence, Atlantic Security Limited merged with us on that date.


     Over the last 18 months we have been assisting Professor Boris Gorbunov by giving him marketing information that we feel will make the technology he is building be more acceptable to the commercial world.
These products are currently under development by Professor Gorbunov, and when completed will be able to detect and identify individual molecules in the air and on contact, which we believe will assist in identifying bio-terrorism threats, tracking many forms of illicit cargoes, and have medical applications in detecting super bugs.




     We have entered into an option agreement with Professor Gorbunov giving us the option to acquire his technology for a payment of 625,000 pounds sterling in cash (approximately $1.19 million at the exchange rate on March 7, 2005) and an equivalent amount of shares.
If Professor Gorbunov becomes an employee of the company and remains an employee for a minimum of ten months, he will receive a second payment of 625,000 pounds sterling in cash (approximately $1.19 million at the exchange rate on March 7, 2005) and an equivalent amount of shares. Lastly, when and if we achieve our first sale of product using the technology, Professor Gorbunov will receive a "bonus" payment of 500,000 pounds sterling (approximately $957,000 at the exchange rate on March 7, 2005) and an equivalent amount of shares. Depending on the price of our shares at the time the above payments are made, these transactions could result in a change of control of the company. Audited financial statements for Professor Gorbunov's company have been included in this registration statement and can be found following our financial statements. Although the Bio-Detectors, Ltd. financial statements attribute no value to the technology for the purposes of generally accepted accounting purposes as the value on the financial statements of Bio-Detectors represents the historical cost basis to Professor Gorbunov and does not includ the value in six million euros (approximately $7.9 million at the exchange rate on March 7, 2005) that has been spent developing the technology since July 1998 by Middlesex University and we believe that the technology has significant value.



     We have not invested any money in any original research of the technologies mentioned in this prospectus. Additionally, we have no written contracts or commitments with any of the companies mentioned in this prospectus with the exception of the option agreement with Professor Gorbunov which was signed under UK law and an investment agreement with Citywide Management Services under UK law.



     If our shares are approved for quotation on the Over the Counter Bulletin Board Citywide Management Services will be obligated to invest $5,500,000 into the Company: $500,000 over a five-month period at $100,000 per month and then $5,000,000 over a five-month period at $1,000,000 per month. These shares will be sold to Citywide at a price equal to seventy percent (70%) of the average closing bid price for our shares during the ten days preceding each sale. We will not be registering the shares but instead intend to sell these shares pursuant to Regulation S of the Securities Act. We anticipate that these sales will result in substantial dilution to investors. Citywide has agreed to limit the amount of shares it holds to no more than 4.9% of our outstanding shares at any point. In the event that Citywide acquires 4.9% of our shares, we will be forced to wait until they have disposed of some of the shares prior to selling additional shares to them. This may require that we lengthen the term over which we hope to receive their investment. If Citywide acquires 4.9% of our shares and does not dispose of any of the shares we would not receive the remaining funds we have anticipated.


     Beyond the option agreement with Professor Gorbunov, we currently lack any legally definable rights to the technologies discussed throughout this prospectus. Accordingly, we may not be able to enforce any of the other agreements discussed herein.

     We have identified three technology areas we would like to pursue:

(a)	Intelligent tracking products:

Intelligent tracking products use satellite global positioning and mobile cell technology to detect objects, people, vehicles etc.


(b) Smart Wireless Surveillance:

Smart Wireless Surveillance is en emerging technology that enables the viewing of real time events which can be captured and transmitted to interested third parties.


(c)	Bio and Molecular technology: (this technology has now
merged as one technology and only separated by the way it is used or operated, and is referred to in this document as Bio detection. The words Bio and Molecular may be used and interchanged in this prospectus without meaning different technology.)


Bio and Molecular technology is based on nanotechnology. Nanotechnology is an umbrella term that covers many areas of research dealing with objects that are measured in nanometres. A nanometre (nm) is a billionth of a meter, or a millionth of a millimeter. The Bio and Molecular detection device is based upon the detection of unique molecular properties examples of which are bacteria and their spores and explosives, narcotics, firearms, fissionable materials, human & animal cargo. It's the selective measuring ultra-low concentrations of different substances in a gas media based upon the selective condensation of a working fluid onto the molecules of interest. The detector is based upon a physical multiplication process enabling a small amount of a compound to be enlarged up to readily detectable sub-micron droplets.

     Ideally we intend to own options or the rights to these products and products like these at some point in the future when the company is in a position with sufficient funds.


     Our objective is to be a commercializationg-house of technology where we can encourage sales and if possible develop markets. We would like to have a portfolio of technologies which can be exploited in a sales and marketing term to benefit of both the shareholders and the company.

     In essence we are a service company but we will not service external clients, we will only provide our product and market development expertise to market technology or products that we have title to either by contract or ownership.

     We have achieved no revenues to date and our loss from inception to September 30, 2004 has been $502,262. Additionally, to date we have relied on the issuance of common stock and on loans from affiliates to fund our operations. Our principal executive and administrative offices are located at Glyme House, St. John's
Street, Bicester, Oxfordshire, United Kingdom OX26 6SL
+44 1869 242378 fax +44 1869 322402.

                                  The Offering


Securities Offered                               5,514,500 shares of
                                                 common stock, all of
                                                 which will be offered by
                                                 selling shareholders.
                                                 The selling shareholders
                                                 who are affiliates will
                                                 sell their shares at a
                                                 price per share of $0.25
                                                 for the duration of the
                                                 offering and our other
                                                 selling shareholders will
                                                 sell their shares at a
                                                 price per share of $0.25
                                                 per share until our
                                                 shares are quoted on the
                                                 Over The Counter Bulletin
                                                 Board and thereafter at
                                                 prevailing market prices
                                                 or in privately
                                                 negotiated transactions.



Common Stock Outstanding, before offering        23,238,000
Common Stock Outstanding, after offering         23,238,000


Use of Proceeds                                  We will not receive any
                                                 proceeds from the sale of
                                                 common stock by our
                                                 selling shareholders.


Dividend Policy                                  We do not intend to pay
                                                 dividends on our common
                                                 stock.  We plan to retain
                                                 any earnings for use in
                                                 the operation of our
                                                 business and to fund
                                                 future growth.

                        Summary Financial Information

The following is a summary of our Financial Statements, which are included elsewhere in this prospectus. You should read the following data together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus as well as with our Financial Statements and the notes therewith.




                                                                 Period         Period
                                 For the         For the         from           from
                                 Nine Months     Year            September 6,   September 6,
                                 ended           ended           2002           2002
                                 December        March 31,       (Inception)    (Inception)
                                 31, 2004        2004            to March       to December
                                 (Unaudited)                     31, 2003       31, 2004
                                 ------------    ------------   -------------   ------------

Statement of Operations Data:

Total Revenue                     $       0       $       0      $       0       $       0

Total Operating Expenses          $ 313,867       $ 292,028      $  (2,915)      $ 608,810

Net Loss                          $(313,728)      $(291,832)     $  (2,915)      $(608,475)




                                                     As of         As of
                                                    December       March
                                                    31, 2004      31, 2004
                                                   (unaudited)    --------
                                                   -----------

Balance Sheet Data
Cash and cash equivalents                           $  15,499     $  23,283
Total current assets                                $  15,499     $  23,283
Total current liabilities                           $ 439,610     $ 178,512
Total stockholders' deficiency                      $(424,111)    $(155,229)
Total liabilities and stockholders' deficiency      $  15,499     $  23,283

                                 RISK FACTORS

     The securities offered are highly speculative. You should purchase them only if you can afford to lose your entire investment in us. You should carefully consider the following risk factors, as well as all other information in this prospectus.

     Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.


Risks related to our business:
=======================================



Our financial statements expressed doubt about our ability to continue as a going concern.
=======================================================================


     Our independent auditor has expressed substantial doubt about our ability to continue as a going concern. The notes to our financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited in the notes as raising substantial doubt as to our ability to continue as a going concern are the following: we are a development stage company with no revenues and have a negative cash flow from operations from inception through December 31, 2004 of $143,725. Our ability to continue as a going concern is dependent on our ability to further implement our business plan, raise additional capital and generate revenues. These conditions raise substantial doubt about our ability continue as a going concern.



We are currently insolvent, have a stockholder's deficit of $338,295, a history of operating losses, limited funds and may continue to incur operating losses. If these continue we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.
=======================================================================


     We have a history of operating losses. We have incurred operating losses since our inception and have an accumulated deficit of $608,475 as of December 31, 2004. We incurred a net loss of $291,832 for the year ended March 31, 2004 and a net loss of $207,515 for the nine months ended December 31, 2004. If our business plan is not fully executed as planned, we may continue to experience losses as we continue to invest in our core businesses. As of March 7, 2005 we had $11,549 in cash available for use in executing our business plan, which is insufficient for execution and expansion of our business plan. Our ability to execute our business model will depend on our ability to obtain additional financing and achieve a profitable level of operations. We anticipate that unless we are able to raise net proceeds of at least $500,000 within the next twelve months that we will not be able to execute our business plan in a meaningful way.
Raising this amount will allow us to proceed with the basic elements of our business plan. However, even if we are able to raise the full $5,500,000 amount under our agreement with Citywide, there can be no assurance that we will be successful in executing our plan or achieving profitability. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws. We wish to confirm, however that we do not have any plans, nor have we entered into any negotiations, understandings or agreements to acquire or be acquired by another company.


We may not receive the entire $5,500,000 from Citywide Management
Services on the time schedule we anticipate if ever.
=================================================================

     We have agreed with Citywide to limit the amount of shares it holds to no more than 4.9% of out outstanding shares at any point. In the event Citywide acquires 4.9% of our shares, we will be forced to wait until they have disposed of some of the shares prior to selling additional shares to them. This may require that we lengthen the term over which we hope to receive their investment. If Citywide acquires 4.9% of our shares and does not dispose of any of the shares we would not receive the remaining funds we have anticipated. If we do not receive the full $5,500,000 we will need to seek additional financing faster than anticipated.



Even if we receive all funds anticipated from Citywide Management Services upon our shares being quoted on the Over the Counter Bulletin Board, we will need additional financing in the future and if we are unable to raise such financing we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.
========================================================================


     Upon our shares being approved for quotation on the Over the Counter Bulletin Board Citywide Management Services will be obligated to invest $5,500,000 into the Company pursuant to a Financing Agreement entered into on August 10, 2003 and amended on June 2, 2004.
Even if we receive all such funds, we expect that we may seek additional financing in the future.


     This is because if we exercise the option agreement with
Professor Gorbunov to purchase his technology, in 2005 there is considerable financial cost. The company will meet this cost by giving half the agreed amount in shares, which we are entitled to do under the agreement. We will pay Professor Gorbunov an initial payment of 625,000 pounds sterling (approximately $1.19 million at the exchange rate on March 7, 2005) and an equivalent value of shares or our
common stock, as payment for the technology.   .  If Professor
Gorbunov becomes an employee of the company and remains an employee for a minimum of ten months, he will receive a second payment of 625,000 pounds sterling in cash (approximately $1.19 million at the exchange rate on March 7, 2005) and an equivalent amount of shares. Lastly, when and if we achieve our first sale of product using the technology, Professor Gorbunov will receive a "bonus" payment of 500,000 pounds sterling (approximately $957,000 at the exchange rate on March 7, 2005) and an equivalent amount of shares. This payment would be made once the funds of the sale are recognized as revenue. Depending on the price of our shares at the time the above payments are made, these transactions could result in a change of control of the company. Audited financial statements for the acquisition of that company have been included in this registration statement and can be found following our financial statements.



     Raising $5,500,000 allows us to proceed fully with our business plan. Raising additional funds, however, would allow us to capitalize on other opportunities that may arise. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. We wish to confirm, however that we do not have any plans, nor have we entered into any negotiations, understandings or agreements to acquire or be acquired by another company. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.


The shares that we anticipate issuing to Professor Gorbunov could result in a change in control. If Professor Gorbunov does acquire control of the company he may have different plans, priorities or goals than those of current management and he would have the ability to direct the company to pursue those plans, priorities or goals.
====================================================================


     If all anticipated payments are made to Professor Gorbunov under the option agreement we have executed with him, we will be issuing a total of $3,337,000 worth of our common stock over the next several years. Depending on the price at which those shares are issued, these issuances could ultimately transfer control over the company to Professor Gorbunov. If he does gain control of the company, his plans, priorities or goals for the company may differ from those of our current management and he would have the ability to direct the company to pursue those plans, priorities or goals. There can be no assurance whether any actions he would take would increase or diminish the value of an investment in our shares.




     We have not commenced full operations and we may not be able to achieve or maintain profitability. If we do not achieve or maintain profitability we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.
======================================================================

     We are a relatively young company and our proposed operations are subject to all of the risks inherent in such a business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of a business in a competitive industry. As with an investment in any emerging growth company, ownership of common shares may involve a high degree of risk, and is not recommended if you cannot reasonably bear the risk of a total loss of your investment.


     Even if we successfully raise $5,500,000 we expect to continue to incur operating losses in fiscal 2006, which ends March 31, 2006. If we do not achieve revenue growth sufficient to absorb our planned expenditures, we could experience additional losses in future periods. These losses or fluctuations in our operating results could cause the market value of our common stock to decline.


We do not currently hold the rights to any products or technology and may never acquire or develop any. Accordingly, we do not currently and may never have legally enforceable rights to market or sell any product and may therefore never achieve revenue. If we are unable to acquire the rights to products or technology and unable to achieve revenue we may ultimately be required to seek protection from creditors under applicable bankruptcy laws.
======================================================================


     Although we have held negotiations with the holders of several technologies and have reached an option agreement to acquire certain technology from Professor Gorbunov, our minimal funding has prevented us from entering written agreements or acquiring any licenses or other rights for other technologies.


     We decided that our currently limited funds should be allocated towards fulfilling the requirements necessary to receive the
$5,500,000 funding from Citywide.   By doing so we assumed the risk
that when we open contractual discussions with Comnytell we will have to renegotiate the contract and any licensing fee that may be required over a period of time and any relationship that had existed before would not benefit the company in any way. Also we may not be able to consummate any agreement with Comnytell, SA Limited or the other companies we have identified as having technology in which we are interested. If we are unable to acquire either of these technologies or find replacement technologies we will have no technologies or products of value. In such a scenario it is likely that investors would lose all of their investment.


Our officers and directors are not required to continue as shareholders and may not maintain an equity interest in the company. If our officers and directors are able to and do in fact sell their equity interests in the company their financial interest will not be as closely aligned with shareholders and accordingly they may make decisions that diminish the value of your investment.
======================================================================


     There is no requirement that our current or any of our future officers and/or directors retain any of their shares of our common stock. Accordingly, there is no assurance that all or any of our officers and/or directors will continue to maintain an equity interest in the company. Any officer or director who ceases to maintain an equity interest in the company may find that their interests do not continue to mirror those of other shareholders. In this event such officer or director may make different decisions than they might make if they continued to maintain an equity interest in the company and these decisions may prove to be less beneficial to the company or its shareholders and accordingly the value of a shareholder's investment may be diminished.


We have arbitrarily determined the offering price. Accordingly the price you pay may not accurately reflect the value of our common stock and you may not be able to sell the common stock for at least the offering price or at any price at any time.
=======================================================================


     We have arbitrarily determined the offering price of the common stock because there is no market for any of our securities. There can be no assurance that the offering price accurately reflects the value of our common stock or that investors will be able to sell the common stock for at least the offering price or at any price at any time.


We are dependent on the services of our President and the loss of those services would have a material adverse effect on our business.
======================================================================


     We are highly dependent on the services of Terence
Sullivan, our Chairman of the Board and President. Mr. Sullivan maintains responsibility for our overall corporate strategy. Mr. Sullivan's business endeavors include substantial experience in the management and growth of companies with a focus on telecommunications and security. The loss of the services of Mr. Sullivan would have a material adverse effect upon our business and prospects. Without Mr. Sullivan's services we would likely not be able to execute our business plan unless and until we found a replacement with similar experience. There can be no assurance that we could find such a replacement or that if we did that we could persuade such individual to accept employment with us on acceptable terms, or at all. Please be aware that we do not currently have "key man" insurance on Mr.

Sullivan and we do not anticipate being able to purchase such insurance in the near future, if ever.


Our President has the voting power to control our affairs and may make decisions that do not necessarily benefit all shareholders equally.
=======================================================================


     As of the date of this prospectus, our President owns approximately 41.32% of our outstanding Common Stock. Consequently, Mr. Sullivan is in a position to substantially influence matters submitted for shareholder votes, including the ability to elect a majority of our Board of Directors and to exercise control over our affairs, generally. Mr. Sullivan's decisions may not necessarily reflect those of our other shareholders.




If we are unable to acquire any technology and the company fails you may lose all of your investment.
=======================================================================



     Our business plan depends on our ability to identify technology that has or is been developed by other parties and to successfully license or acquire such technology. If we are unable to successfully achieve these objectives we will not have products to sell and accordingly will not generate revenues. If such a scenario it is likely that investors would lose all of their investment.

Risks related to this offering:
=====================================



There has never been a market for our common stock and one may never develop. If a market never develops it will be very difficult for investors to sell their shares at any price.
============================================================================


     Prior to this offering, there has been no public trading market for our common stock and there can be no assurances that a public trading market for the common stock will develop or, if developed, will be sustained. Although we hope to be accepted for quotations on the Over the Counter Bulletin Board, there can be no assurance that a regular trading market will develop for the common stock offered through this prospectus, or, if developed, that it will be maintained. If a market for our shares never develops it would be very difficult for investors to sell their shares at any price. In that event investors may lose their entire investment.


There is no assurance of future dividends being paid.
=====================================================


     At this time we do not anticipate paying dividends in the future, but instead plan to retain any earnings for use in the operation of our business and to fund future growth. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions.

                          FORWARD-LOOKING STATEMENTS
                          --------------------------

This prospectus includes forward-looking statements that involve risks and uncertainties regarding management's plan and objectives for future operations, including plans and objectives relating to our planned marketing and future economic performance. These forward-looking statements include statements under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus. You should not rely on these forward-looking statements that apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as "believe," "anticipate," "expect," "intend," "estimate" and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.



Penny Stock Regulations
-----------------------

     We are not listed on any stock exchange at this time.   We hope
to become a bulletin board traded company. Such shares are referred to as "penny stocks" within the definition of that term contained in Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended. These rules impose sales practices and disclosure requirements on certain broker-dealers who engage in certain transactions involving penny stocks. These additional sales practices and disclosure requirements could impede the sale of our securities, including securities purchased herein, in the secondary market. In general, penny stocks are low priced securities that do
not have a very high trading volume.   Consequently, the price of the
stock is volatile and you may not be able to buy or sell the stock when you want. Accordingly, the liquidity for our securities may be adversely affected, with related adverse effects on the price of our securities.

     Under the penny stock regulations, a broker-dealer selling penny stocks to anyone other than an established customer or "accredited investor" (generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current quotations for the securities. A broker-dealer is additionally required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                               USE OF PROCEEDS
                               ---------------

     We will not receive any proceeds from the sale of securities being offered by our selling shareholders.


     We expect to incur expenses of approximately $47,500 in connection with the registration of the shares. Of this amount we have already paid a total of $46,575.59.

                       DETERMINATION OF OFFERING PRICE
                       -------------------------------

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical share sales prices the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.


                               DIVIDEND POLICY
                               ---------------

     It is our present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth. Any payment of cash dividends in the future will be dependent upon the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.

                       MANAGEMENT'S PLAN OF OPERATIONS
                       -------------------------------

Results and Plan of Operations
------------------------------


     For the period from inception through December 31, 2004 no revenue was generated. On May 15, 2003, we consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited exchanged all of its then issued and outstanding shares of common stock for approximately 80% of our common
stock.   As a result of the agreement, the transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (Atlantic Security Limited).



     Below we discuss our plan of operations using two separate assumptions or scenarios. In the first, we assume that we do not raise funding or commence full operations. In the second, we assume that we do commence full operations.


Can we  satisfy our cash requirement over the next twelve months?
-----------------------------------------------------------------

     Our existing employees previously agreed to defer receipt of all salaries until we raised a minimum of $100,000. Although we have now raised such amount, members of our management have agreed to continue deferring receipt of all or a portion of their salaries or converting such amounts into shares of our common stock. Our principal executive and administrative offices are located in space that is owned by our Chief Executive Officer.


     Our COO has agreed to convert his outstanding salary into restricted shares of our common stock at market share rate once the company has been approved for quotation. Our CEO has agreed to continue to abstain from receiving a salary for the time being and is reviewing with the board this status every thirty days. Neither officer has signed an agreement regarding these issues. Unless formally waived in the future, we will owe our employees accrued wages based on their employment agreements. The amount that will be due to the employees at March 31, 2005 is $523,500.



     As of March 7, 2005 we had $11,549 in cash on deposit in the bank. We have assumed that if we do not commence our anticipated operations and that our officers continue to abstain from receiving a salary, we will need approximately $1,500 per month to remain operational. We expect to incur expenses of approximately $47,500 in connection with the registration of the shares. Of this amount we have already paid a total of $46,575.59.


     Assuming we do not commence our anticipated operations, our currently anticipated future cash requirements are for funding the preparation and filing of quarterly reports with the Securities and Exchange Commission. Based on our historical data this is around $2,300.00 per quarter or for a full twelve month period $9,200.00. This figure is included in the $1,500.00 per month figure to remain operational. Our estimated expenses for a full twelve months would be $13,200.00 and the company has budgeted for a year the sum of $18,000.00


     Two shareholders advanced $3,360.00 on demand loans to Atlantic Security Ltd before the share exchange with us. These loans were for start up costs associated with setting up the company. Both shareholders have expressed a desire not to redeem these within the next twelve months. However, there are no contracts or agreements with either of these shareholders. If we had to repay these loans in the next twelve months it would not reduce our ability to run the company for twelve months and would not materially impact our liquidity or plan of operations. These loans are non-interest bearing and unsecured.

Will the company have to raise further funding over the next twelve months?
---------------------------------------------------------------------------

     If we do not commence our anticipated operations we will not need to raise any extra funds to survive the next twelve months.

     Management believes that, though our auditor has expressed substantial doubt about our ability to continue as a going concern, due to our minimal cash requirements and the cooperation of our employees in deferring salary and advancing loans to the company to cover operational expenses, assuming that we do not commence our anticipated operations or receive the $5,500,000 from Citywide Management Services we will be able to satisfy our cash requirements for at least the next twelve months.

     We would not invest any funds in any development project or in any marketing efforts over the next twelve months under the conditions mentioned above although we would offer advice. We have no plant or equipment, so write off costs, depreciation, etc. do not apply.

     We have been able to keep our operating expenses to a minimum by operating in space owned by our Chief Executive Officer and are only paying for internet access, homepage maintenance, consumables, mobile communications and necessary travel. These expenses have been included in the $1,500.00 monthly budget

Are we expecting significant changes in the number of employees over the next twelve months?
--------------------------------------------------------------------

     Under the conditions mentioned above there would be no changes in employees over the next twelve months.

Plan of Operations
------------------


     Please be aware that our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability to continue as such is dependent on our ability to implement our business plan, raise capital and generate revenues. We have executed a contract with Citywide Management
Services that provides that Citywide will invest $5,500,000 into the company over approximately a ten-month period commencing upon the approval of our shares for quotation on the Over the Counter Bulletin
Board and the assignment of a trading symbol.   Citywide will purchase
shares at a price equal to seventy percent (70%) of the average of the closing bid price of our common stock for the ten days preceding the closing for such purchase. We will not be registering the shares but instead intend to sell these shares pursuant to Regulation S of the Securities Act. We anticipate that these sales will result in substantial dilution to investors. Citywide has agreed to limit the amount of shares it holds to no more than 4.9% of our outstanding shares at any point.

     This company's board of directors and its predecessors has had no connection nor are they in any way affiliated to Citywide Management, its directors or any person working for Citywide Management.

     The following discussion assumes that we start operations and receive funding from Citywide Management Services. Below we have included a time line to facilitate your understanding of our historical operations. We have also included a road map to show our anticipated operations and plan for achieving revenue.

     Following our receipt of funding, our operations will initially focus on solidifying our operational infrastructure. We anticipate that the number of employees would be increased from its present number through the addition of:

1) Professor Gorbunov: Technology Development Officer. He will work as a paid consultant with the company using 60% of his time with the rest of his time devoted to the university. He has indicated to us that if we exercise our option to acquire technology he has developed then he will become a full time employee.

2) Sales Staff: Commission-paid sales personnel will be engaged to represent our company and to sell licensed products to a distributor versus direct marketing channel. It is our intent to incur sales expense only when sales are secured. A sale is defined as a signed agreement with a distributor to receive payment for product delivered to the distributor. A sales commission will be paid when the delivery is made.

3) Administrative Staff: Initially, there will be one administrative staff person based in the UK assisting the CEO, who is also based in the UK. As our business develops, a small number of secretarial and administrative personnel will be hired.

     We currently operate from space owned by Mr. Sullivan. In the USA Mr. Smith works from his home. As the company develops, appropriate commercial office space may be leased. Efforts will be made to secure office space in the United States as a part of an alliance contract.

Historical Time-line.
---------------------

     Atlantic Security Limited was formed in September 2002 to attempt to commercialize certain technology being developed by Professor Boris Gorbunov of Middlesex University. From inception through December 2002 Atlantic Security Limited negotiated an option agreement with Professor Gorbunov that was executed in January 2003 and which now provides us with an option to acquire his technology.


     Because Atlantic Security Limited believed that Professor Gorbunov's technology would take significant time and funding to bring to market management contemporaneously began searching for other technology to acquire or license that could be more easily brought to market. Management identified several technology areas that it believed offer substantial growth prospects and during this search process identified and met with several entities, including Comnytell Ltd and SA Ltd. Among the ways in which Atlantic Security Limited searched for opportunities was by attending the Information Security Exhibition in London in September 2002.

     We executed a distributor agreement with Comnytell on December 9, 2002. The agreement required that we pay a license fee equal to 20,000 pounds sterling (approximately $36,000 at the exchange rate on August 6, 2004). We were unable to raise funding for the required payment and Comnytell terminated the agreement in March 2003.

     Having contracted with Professor Gorbunov and identified other promising technologies Atlantic Security Limited began searching for potential investors to fund the company's business plan. This search resulted in Citywide Management Services informing the company that if it became a publicly trading company in the United States that it would be willing to provide funding for execution of the business plan.

     In an effort to become publicly trading in the United States Atlantic Security Limited consummated a share exchange agreement with us in May 2003. In August 2003 we entered into a written agreement with Citywide through which they agreed to invest $500,000 into our company. Since that time our efforts have been primarily focused on achieving such publicly trading status.


     In December 2004 we renegotiated our option agreement with
Professor Gorbunov.  The agreement expires on November 23, 2005.   The
agreement gives us the option to acquire his technology for a payment of 625,000 pounds sterling in cash (approximately $1.19 million at the exchange rate on March 7, 2005) and an equivalent amount of shares.
If Professor Gorbunov becomes an employee of the company and remains an employee for a minimum of ten months, he will receive a second payment of 625,000 pounds sterling in cash (approximately $1.19 million at the exchange rate on March 7, 2005) and an equivalent amount of shares. Lastly, when and if we achieve our first sale of product using the technology, Professor Gorbunov will receive a "bonus" payment of 500,000 pounds sterling (approximately $957,000 at the exchange rate on March 7, 2005) and an equivalent amount of shares. Depending on the price of our shares at the time the above payments are made, these transactions could result in a change of control of the company. Audited financial statements for the acquisition of that company have been included in this registration statement and can be found following our financial statements.


     On June 2, 2004 Citywide agreed to increase its investment to $5,500,000.

     Assuming that we are approved for quotation on the Over the
Counter Bulletin Board we will receive the investment from Citywide Management Services. This will allow us to implement our full business plan by:

1) Running seminars to introduce the company to organizations that potentially could develop products in which we might be interested.

2) Negotiating a license agreement with Comnytell to acquire their technology.

3) Attending exhibitions like InfoSec and have an exhibition stand presence.

4) Attempting to negotiate a satisfactory contract for the purchase of SA Limited's technology.

5) Revisiting the companies that have expressed interest over the last two years and update them on our progress.

6) Initiating marketing and sales efforts, including approaching corporations we see as potential customers and conducting demonstrations of the tracking product in the hope of generating early sales.

7) Executing Professor Gorbunov's option agreement.

8) Identifying a number of partners capable and willing to develop the Bio and Nano Technology and other technologies that we acquire or license.

     In the first year the costs will be taken up by salaries, travel (including hotels and associate expenses), accountant fees, legal fees, office expenses and the other general expenses associated with establishing a new company as well as building a company infrastructure. These costs would be covered by funds received pursuant to our contract with Citywide.

     The company does not know when it will have revenue generation but can only guess at dates it would like to see revenue. There can be no guarantee that we will ever achieve revenue.

Detailed Milestones to revenue
------------------------------

Introduction
------------

     The following milestones are merely assumptions put forward by the Company and the Company does not guarantee that any of these milestones may ever happen or will ever be achieved. Furthermore, the milestone dates provided, while representing management's best estimate are purely for illustration purposes only and the company does not guarantee or provide any warranty that any of these milestone dates will be or are achievable. The company's view is that we cannot expect any revenues before the end of 2006 beginning 2007 and for the Nano technology not before the end of 2007 beginning 2008. We have assumed that all the activity mentioned below should be completed in parallel. The milestones assume that the company is trading on the OTC Bulletin Board by the dates mentioned below and is in receipt of Citywide's funding of $5,500,000.


     First year starting end of April 2005 (this is not the financial year but the expected start of trading) if this date changes then our expected revenue dates change accordingly.


Asset Tracking technology
-------------------------


     In the year starting April 2005 the company will conduct market research to determine a list of all potential partners and initially engage a range of potential partners. Subsequently we shall shortlist, (by shortlist we mean that we will make a list of all the potential partners in this technology and reduce these to a list of three or four and from this pick the most desirable partner) and meet potential suitors and conduct various meeting over the next six months and in the end we may involve more than one potential partner company. Once we have signed off all agreements and completed all relevant payments we intend to have secured our first 'Asset Tracking' customer and by April 2007 produce revenue.


Smart camera technology
-----------------------


     In the year starting April 2005 the Company will conduct market research to determine a list of all potential partners and initially engage a range of potential partners. Subsequently we shall shortlist and meet potential suitors for unspecified number of times. By October 2005 we hope to draft and begin negotiating contractual agreements.
This may involve more than one potential partner company. By December 2005 we hope to sign-off all agreements and by April 2006 complete all relevant payments. By October 2006 we hope to secure our first 'Smart Camera customer and by June 2007 grow the revenue base.

Dr Gorbunov's Technologies
--------------------------

Molecular/Bio
-------------


     Assuming that the company has exercised the option and paid the initial payments and Profressor Gorbunov is on board working for the company, we then hope to conduct market research to determine a list of all potential partners. At that time we intend to shortlist and begin communications with a range of potential partners. Within 60 days of exercising the option, we intend to meet potential suitors for unspecific number times. By September 2005 we hope to draft and begin negotiating contractual agreements. This may involve more than one potential partner company. By November 2005 we hope to sign-off all agreements and by April 2006 sign-off all agreements, by September 2007 secure first customer and by April 2008 expand the revenue base.


     Operational cost over the three years, represent management's best estimates given our current information.

     The company expects the cost of running offices in the Europe and the US in the first year to be $60,000 per month plus any payments arising out of any contracts executed. The second year costs are expected to rise to $100,000 per month with the third year figure being between $100,000 and $200,000 per month.


     Contracts expected to be executed in the first year include, the option agreement with Professor Gorbunov for $1,190,000 initial payment, and there could be a further payments later in the year of $1,190,000 or beginning of the second year with a payment of $957,000 at the end of the second or in the third year (all amounts based on exchange rate at January 10, 2005).

                                  BUSINESS
                                  --------

GENERAL AND COMPANY HISTORY
---------------------------


     We are primarily a Marketing and Sales company focused on acquiring or licensing technologies or products from other companies and then selling such licenses or technologies to other companies. At times, when we find a technology or product in which we are interested, we intend to either:
(a) offer to assist the original developer of the technology or product in making the technology or product more commercially attractive or (b) acquire or license the technology or product and then work with a third party to make such product or technology more commercially attractive. We refer to these activities as our product development. Product development will be done opportunistically with organizations that have established market objectives that may be served by technology we acquire.


     Atlantic Security, Inc. (previously named Warrensburg Enterprises, Inc.) was incorporated in the state of Florida on December 6, 1999. We were founded by Ms. Shelley Goldstein as a blank check company with the contemplated purpose to engage in mergers and
acquisitions.    Ms. Goldstein originally held approximately 90% of
our outstanding common stock. From inception through May 15, 2003 we did not engage in any active trade or business. On May 15, 2003, we consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited paid $30,000 to Shelly Goldstein, who was then our majority shareholder and exchanged all of its then issued and outstanding shares of common stock for 15,922,000 shares of our common stock, representing approximately 80% of our outstanding common stock. As of the date of this prospectus we have not generated any revenues.


     Atlantic Security Limited ("ASL") was formed in September 2002 by Mr. Terence Sullivan to find commercial opportunities for technology developed by Professor Gorbunov of Middlesex University. In January 2003 ASL signed an agreement with Professor Gorbunov giving ASL an option to acquire the technology. In late 2002 and early 2003 ASL also began identifying other technology that it seeks to acquire or license.



     ASL began attempting to raise funding to commence operations and ultimately signed an agreement with Citywide Management Services, which has agreed to invest $5,500,000 into the company's operations subsequent to the company being approved for quotation on the OTC Bulletin Board. The investment will be made over approximately a ten month period: $500,000 over a five-month period at $100,000 per month and then $5,000,000 over a five month perirod at $1,000,000 per month. These shares will be sold to Citywide at a price equal to seventy percent (70%) of the average closing bid price for our shares during the ten days preceding each sale. In pursuit of this objective, ASL consummated the above mentioned share exchange with us on May 15, 2003. Citywide has agreed to limit the amount of shares it holds to no more than 4.9% of our outstanding shares at any point. In the event that Citywide acquires 4.9% of our shares, we will be forced to wait until they have disposed of some of the shares prior to selling additional shares to them. This may require that we lengthen the term over which we hope to receive their investment.



We are not involved with any development cost of any of the products mentioned in this prospectus. To date we have only promoted these products. Even these efforts have been stopped at this time so that we may concentrate on fulfilling the conditions required for us to receive funding pursuant to our written financing agreement with Citywide Management Services.

TECHNOLOGY  DEVELOPMENT
-----------------------


     We intend to create an organization that values and explores new ideas and looks for technological ideas in unconventional settings.
When we find such technologies, we intend to offer to assist the holder of such technology in refining these ideas and work with outside firms to create prototypes, masters and the necessary tooling. As of the date of this prospectus we have not entered into any definitive discussions, negotiations, contracts or other arrangements with any third party.


     We intend to market and sell technologies and products either from internally generated ideas or by acquiring or licensing patented technology from outside inventors. During the evaluation phase of these product developments, we will evaluate the viability of the product and whether the product can be developed and manufactured in acceptable quantities and at an acceptable cost, and whether it can be sold at a price that satisfies our profitability goals.


     Once we determine that a product may satisfy our criteria, we will further assess its potential by continuing to research the product and its probable market. If the results are positive and we do not own the product, we will then attempt to acquire the product outright or obtain rights to the product through a licensing arrangement. If we develop the product internally, or if we acquire or license the rights to the product, we will then proceed to develop and test market the product.


PRODUCT DEVELOPMENT
------------------------

     We are not a research and development company, we acquire technologies from innovators and technology owners and take their technologies to the market place. We identify technologies of potential interest through personal contact and through our marketing activities, which include participation in relevant seminars, exhibitions and marketing ourselves through the Internet.

     The company has spent none of its own money on research and development of any of the technology mentioned in this prospectus or otherwise, but has devoted substantial time and effort in investigating products that are relevant to our target groups.

     An example of this strategy is the Bio development.
All of the research and development done on this technology
has been carried out by Middlesex University and Professor
Gorbunov.   The University and Professor Gorbunov received a grant
from the European Union of 6 million Euros to carry out this work in 1999.


     We have been involved in focusing the developers on the market needs as we see them and making sure that feedback from organizations that we have spoken to are reflected in the work carried out. Over the last two years we have tried to make sure the development reflected the changes in the market as we see them. All other research and development has been conducted by the owners of the products or technologies. We have acted as unpaid consultants to these companies regarding the needs we see in the hope that these will be incorporated in the different versions of the product. Thus we fill the gap between academia and the commercial market place.

TECHNOLOGIES WE HOPE TO ACQUIRE OR LICENSE
------------------------------------------

     Initially we wish to market and sell certain technology being developed by Professor Gorbunov that uses molecular and bio methods to detect substances by "sniffing" vaporized molecules in the air and on contact.

Background on the technology
----------------------------

     On December 19, 2001 Professor Boris Gorbunov at the Middlesex University used laboratory equipment to successfully detect a narcotic
substance by sampling the air.   The original equipment used is no way
a product or pre product and was only assembled to demonstrate that vaporized ionized particles could be detected by sampling the air. Present at this concept demonstration was Professor Gorbunov, various university staff and Mr. Keith Hellawell QPM the UK Anti-Drugs coordinator for the British Government, this was the result of ten year's research work by Professor Gorbunov.

     Since this time Professor Gorbunov has been working to build a very early stage unit (which we call alpha stage), which is a stand-alone unit that can be used to further improve the detection system. Professor Gorbunov completed this in February 2003 and since then has been working to make a demonstrable model that can be taken out of the laboratory and will still function.


     We have entered into an option agreement with Professor Gorbunov giving us the option to acquire his technology for a payment of 625,000 pounds sterling in cash (approximately $1.19 million at the exchange rate on March 7, 2005) and an equivalent amount of shares. If Professor Gorbunov becomes an employee of the company and remains an employee for a minimum of ten months, he will receive a second payment of 625,000 pounds sterling in cash (approximately $1.19 million at the exchange rate on March 7, 2005) and an equivalent amount of shares. Lastly, when and if we achieve our first sale of product using the technology, Professor Gorbunov will receive a "bonus" payment of 500,000 pounds sterling (approximately $957,000 at the exchange rate on March 7, 2005) and an equivalent amount of shares. This payment would be made once the funds of the sale are recognized as revenue. Depending on the price of our shares at the time the above payments are made, these transactions could result in a change of control of the company. Audited financial statements for the acquisition of that company have been included in this registration statement and can be found following our financial statements.

     The company also has a desire to be in the asset tracking industry. We believe that surveillance is a growth area both in Europe and the US and that technology which accomplishes "Smart Surveillance" would be highly desirable. Although we have no written agreements with any company in this area, we will actively search for a technological partner who has such technology

     Our objective over the next 24 months is to identify suitable technologies with growth potential initially in the area of security, surveillance and tracking. We aim to secure commercial rights from the owners of these types of technologies to enable us to explore the economic value of the technologies. The ways in which we will do this is set out in the Suppliers/Partners section below. We anticipate needing between 24 and 36 months before any of these technologies would produce any revenue but some of the technology may never bring in any revenue. The experience and knowledge of the management team will help us to reduce the likelihood of the latter but there is no surety that this can be avoided.




PATENTS AND TRADEMARKS
----------------------


     If we acquire, license or develop products or technologies that we believe have protectable intellectual property, we will seek patent or trademark protection for such products or technologies. However, there can be no assurance that patents or trademarks will issue from any of our future applications. As of the date of this prospectus, we have not filed for any trademarks or patents and do not own any trademarks or patents.



SUPPLIERS/PARTNERS
------------------

     We do not intend to undertake original research and development of our own but we aim to work with suppliers (i.e. innovators and technology owners) to take their technologies to the market place. We will actively identify technologies that, from the market knowledge of the Management Team, will have a customer demand. In some cases the technology owners may come to us through personal contacts or as a result of our marketing effort.

     We will evaluate, on a case-by-case basis, the potential economic value of each technology before a decision to acquire the technology. Our evaluation process will draw heavily from the experience of the Management Team but typically it will involve one or more following,:

-	undertake market study of the technology
-	develop business model to evaluate the value of the technology
-	clearly identify the market needs that the technology will
        fulfill
-	understand the target customers' requirements

     For the technologies that are selected by the Management Team as suitable for us to take on, we will enter into discussions with the owner to acquire the technology. The typical consideration can either, be a once-off payment, or a royalty payment based on unit of sales or percentage of future income arising from the technology. We will explore our rights using one or more of the following commercial arrangements:

-	adapting the technology into products that meet specific needs of the target customer and sell the products to those customers;

-	enhancing the technology using third party technologies and
sell the resultant products to the customers;

-	granting sub-licensing agreement to allow customer to explore value of the technologies and in return for royalty income or a share of revenue; or

-	entering into joint development arrangement with other parties
(i.e. business partner) who can bring their know-how to the product development process. This arrangement will typically be on a revenue or profit sharing basis.

     Apart from our agreement with Bio Detector Co for the "sniffing" technology, we have no other definitive agreement with any parties on any of the above.

PRODUCT COMMERCIALIZATION
-------------------------

    	For the technologies acquired by us, we will actively market the technologies to the identified potential customers. We will work with the technology owner to develop and implement our product commercialization plan. Depending on the nature of the technology and the stage of their development, this plan may include one or more of the followings:

-	Prepare product strategy and development roadmap
-	Prepare detailed marketing plan
-	Prepare product documentation and  sales collateral
-	Enter into discussions with the target customers
-	Arrange customer demonstration, evaluation or trials as
necessary.

     After successful customer negotiation some technologies, but by no mean all, will lead to signing of commercial contracts with customers. We will not expect to receive any income or royalty fees until the transfer of technology and other contract conditions have been completed.


COMPETITION
-----------

     The markets in which we plan to do business will be highly competitive, and are already served by well-established and well-financed companies which already supply Biological detection products to the UK and Europe. These competitors have significantly greater financial and marketing resources than we have. This will give them and their products an advantage in the marketplace.


     We believe that the future principal factors affecting the market place are product innovation and accuracy.

LEGAL PROCEEDINGS
-----------------

     We are not party to any legal proceedings as of the date of this prospectus.


EMPLOYEES
---------

     As of the date of this prospectus we have four employees.   Of
these employees, two serve in management positions as full time employees, one serves in a management position on an unpaid and as needed basis and one serves in administration on a part time basis.
*       COO and CFO work from their homes in the US and UK respectively
*       CEO works from premises owned by the CEO in the UK.
* The admin staff works form the same premises as the CEO in the UK. Definition of admin would be someone who did the filing, answered the phone, and kept the office supplied with the supplies needed to keep it running, i.e. paper, pens etc as well as being the secretary and personal assistant to management.


DESCRIPTION OF PROPERTY
-----------------------

     Our principal office facility is presently located in space owned by our President. We are not presently incurring any rent expenses associated with this space. Our President has orally agreed to supply this space until we receive funding sufficient to support rent of other space. We anticipate relocating to other office space within 60 days of receipt of funding. If we require additional time to locate offices our president will continue to supply this space until such time arises that we can find office space at the low cost.

     At the premises owned by the president, he has allocated office space that comprises 200 square feet of space with two computer systems, two printers, high speed Internet access, two fax machines, two telephones lines, power, lighting etc. If need be the President would supply space for as long as the company needs it, to achieve its objectives.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND/FINANCIAL DISCLOSURE.
-----------------------------------------------------------

     We have had no disagreements with our accountants on accounting and financial disclosure.

                                  MANAGEMENT
                                  ----------

Directors and Executive Officers


Our directors and executive officers are:
-----------------------------------------


Name                        Age    Position                   Director Since
-----------------------------------------------------------------------------

Terence Sullivan            55     President, principal       2003
                                   executive officer
                                   and Chairman

James Christopher Holmes    57     Director                   2003

Henry Howard Smith          62     Chief Operating Officer    2003
                                   and Director


Gregory Chan                49     Principal Financial Officer



Terence Sullivan has served as our President, principal executive officer and Chairman since June 2003. Mr. Sullivan has approximately twenty-seven years of experience in the management and growth of companies with a focus on telecommunications and security. From September 2002 through June 2003 he served as the CEO of Atlantic Security Limited, which consummated a share exchange with us on May 15, 2003. After retiring from December 2000 through May 2001, Mr. Sullivan joined Open-Mobile Ltd, a mobile phone application and design company. From May 2001 until August 2001 as its CEO. From December 1999 until December 2000, he was employed by CyberSafe, Inc., which sold security software to Deutsch Bank UBS/WDR, CS and Daimler/Chrysler. He retired from CyberSafe as the Chairman of its European Division. From December 1998 until December 1999 he ran his own corporation, Wits Ltd, which was a sales and marketing support company selling security software.


James Christopher Holmes has served as a director since the take over May 15 2003. Mr. Holmes has 35 years of experience in the area of (information Technology). From 2002-present day Chris started his own company, Syzygies Ltd which is a consulting company and he uses this company to advise and consultant to the UK organization for local government, and individual local government organizations. Here he advises on the use of technology in delivering services to the community and government. The organizations that take his advice include civil defense, law enforcement and social services. 1999-2002 Chris was Deputy Director of IT for the British Government Cabinet Office where he advised the Prime minister and ministers on the use of technology in government and government departments. These departments included ministry of defence looking after defence of the realm and Government Cipher Head Quarters of the UK (GCHQ) and the joint UK/US listening station and counter intelligence organization where he oversaw procurement. Chris retired from this position mid 2002. 1974 to 1999 Chris has spent over twenty-five years working in British Telecomm Plc. He started as a manager and the last five years he was head of Procurement at British Telecommunications and looked after a budget of over 2.5 billion pounds. Chris Holmes is an experienced government consultant who has worked for several Central government departments, agencies, local authorities and the IT services industry.

His management experience inside BT over the twenty five-Years includes:

*       Building Sales, Service and Marketing initiatives across the four
BT Regions
*       UK, Europe, Americas, Asia. Marketing of Visual Services,
Messaging, EDI, Network Management Services
*       Broadband and networked Groupware services to BTs Global
Customers.
*       Managed the Marketing R&D Budgets.
* Represented Global Customers interests in the management of BTs Intellectual Property Rights and managed the global portfolio of trademarks and names.
* Marketing input to the development of electronic trading interfaces with BTs customers.

Established the BT Network and Systems Architecture and is a Member of the Society of Manufacturing Engineers (US).

Henry Howard Smith has served as our Chief Operating Officer since October 2003. Mr. Smith has over 35 years of experience in information technology. From June 2001 through October 2003 he served as President of HMS, LLC, a business and technology consulting entity at which he developed consulting engagements designed to increase product value, solve productivity issues and assess merger and acquisition candidates. Between February 2001 and May 2001 he served as the Vice President of Marketing and Business Development for Flag Telecom Holdings, Ltd., a global fiber optic cable company that constructs broadband services for telecommunications carriers and business enterprises. Between June 1993 and October 2000 he served British Telecommunications PLC as a Vice President and General Manager
- Global Outsourcing Solutions. While at British Telecommunications, his responsibility was to plan and implement a company to outsource the information technology infrastructure of multinational corporations.


Gregory Chan, has served on an unpaid, as needed basis as our Chief Financial Officer since May 2003. Mr. Chan brings with him 20 years experience in diverse managerial roles in multi-national corporations in the telecom and IT industry. Since December 2004 he has been working as an independent consultant in the area of IT/telecoms. He was employed with MCI WorldCom EMEA as a Global Account Manager from April 2001 until December 2004. From October 2000 through January 2001 he served in Cidera, Inc., a media content distribution network provider, as the Vice President of International Commercial Operations. From
January 2000 through October 2000 he served as the Director of International Business Development for Teligent Inc. a wireless local access network provider. From July 1999 through January 2000 he was the CEO of Europe for Compose System Limited, a printing systems developer. For approximately ten years prior to that he was with Cable & Wireless PLC in various managerial positions including Senior Manager, Business Development, Manager Mergers & Acquisitions and Manager Corporate Management Accounting, Mr. Chan is a qualified Chartered Accountant and he holds a B.Sc. degree in Business
Economics

Directors' Remuneration
-----------------------

Our directors are presently not compensated for serving on the board of directors.


Executive Compensation
----------------------

Employment Agreements


     We have entered into an executive service agreement with Terence Sullivan, our Chairman, President and CEO on October 1, 2003 and which expires on Mr. Sullivan's 75th birthday on April 8, 2024 or with six months notice by the Company unless there is a change in control, which requires the Company to provide one-year notice. The agreement provides that Mr. Sullivan will receive a salary of 150,000 pounds per year (approximately $270,000 at the exchange rate effective on August 6, 2004) as well as a car allowance equal to 12% of his salary. The agreement also calls for a bonus of 10% of our net income if we reach certain sales targets and provides for Mr. Sullivan at his option to receive a portion of his compensation in the form of shares of our common stock at a 30% discount.


     We have entered into an employment agreement with Henry Howard Smith to become the COO effective October 6, 2003 at an annual salary of $100,000. The agreement expires on Mr. Smith's 70th birthday, on September 21, 2011 or with thirty days notice by either party.


Summary Compensation Table


        The following table sets forth the total compensation that has been or will be paid to or accrued for the years ended March 31, 2005, March 31, 2004 and for the period from September 6, 2002 (Inception) through March 31, 2003 to our President and to our COO for the years ended March 31, 2005 and March 31, 2004.


Annual Compensation





                                                         Other        Restricted    Securities                    All
    Name and                                            Annual          Stock       Underlying     LTIP          Other
Principal Position      Year   Salary       Bonus     Compensation     Awards        Options      Payouts    Compensation
------------------      ----   ------       -----     ------------    ----------    ----------    -------    ------------

Terence Sullivan,        2005   $249,000(1)  0         0               0             0             0          0
President                2004   $124,500(1)  0         0               0             0             0          0
                         2003   $0(1)        0         0               0             0             0          0

Henry Howard Smith,      2005   $100,000(2)  0         0               0             0             0          0
COO                      2004   $50,000(2)   0         0               0             0             0          0




(1) Mr. Sullivan agreed to abstain from accepting any of the accrued compensation under his employment agreement until the Company has adequate funds available for operations. From inception through March 31, 2005, in total we have accrued officers' salaries of $523,500, of which $373,500 will have been accrued for Mr. Sullivan.

(2) Mr. Smith agreed to abstain from accepting any of the accrued compensation under his employment agreement until the Company has adequate funds available for operations. From inception through March 31, 2005, in total we will have accrued $150,000 for Mr. Smith.


Stock Option Grants in the past fiscal year

We have not issued any grants of stock options in the past fiscal year.
                                       30

                            PRINCIPAL SHAREHOLDERS
                            ----------------------

The following table sets forth information regarding beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of all shares which may potentially be sold in connection with this registration statement, by (i) those shareholders known to be the beneficial owners of more than five percent of the voting power of our outstanding capital stock, (ii) each director, and (iii) all executive officers and directors as a group:





                               Number of       Percent         Number of
                               Shares Owned    Owned           Shares Owned  	Percent
Name and Address of            Before          Before          After            After
Beneficial Owner(1)            Offering        Offering        Offering         Offering (2)
--------------------           -------------   -----------     -----------      ------------
Terence Sullivan                9,600,000       41.32%          7,200,000        31.09%

Chris Holmes                    400,000         1.73%           300,000          1.30%

Howard Smith                    400,000         1.73%           300,000          1.30%

Gregory Chan                    12,000          *               9,000            *

Teddy Plaisted Elett, Trustee   1,700,000       7.32%           1,300,000        5.61%
Under Agreement dated August 7,
1992 FBO Teddy Plaisted Elett (3)
PO Box 771240
Naples, FL  34107

E-N Corp(4)                      1,400,000      6.05%           1,050,000         4.53%
PO Box 146
Stevenage Herts
SG1 1FT
United Kingdom

Niall Duggan                     1,945,000(5)   8.40%           1,708,750(5)      7.38%
Kinloch
Old Leighlin Road
Cloydagh
Carlow
Southern Ireland


All Directors and Officers as
a Group (4 persons)              10,412,000      44.72%          7,809,000         33.72%
----------------------------


* Indicates less than 1%
(1)	Unless otherwise indicated, the
address of the beneficial owner should be considered the same as the company's principal business address.
(2)	Assumes the sale of all shares
offered hereunder by the selling shareholders.
(3)	The Trust is controlled by Teddy
Plaisted Elett, an accredited investor, who has deposited the acquired shares into such Trust.

(4)	The controlling shareholder of E-N
Corp. is Ranjit Sodhi. Mr. Ranjit Sodhi also owns 4,000 shares directly, which are not included in the amounts shown above.

(5)	Includes 1,000,000 shares of our
common stock that we are contractually obligated to issue but have not issued as of the date of this prospectus. The contract expired in September 2003 and all services required to be provided by Mr.
Duggan were performed. Mr. Duggan consulted the company in areas of business development, investor introduction and products.

                             SELLING SHAREHOLDERS
                             --------------------

The following table sets forth certain information with respect to the ownership of our common stock by selling shareholders as of the date of this prospectus. Unless otherwise indicated, none of the selling shareholders has or had a position, office or other material relationship with us within the past three years.





                                Ownership of                                              Ownership of
                                Common Stock                    Number of                 Common Stock
                                Prior to Offering               Shares offered            After Offering
Selling Shareholder         Shares           Percent            Hereby              Shares  (1)   Percent(1)
------------------------------------------------------------------------------------------------------------

Terence Sullivan(2)           9,600,000       41.32%             2,400,000           7,200,000     31.09%
Teddy Plaisted Elett, Trustee 1,700,000       7.32%                400,000           1,300,000      5.61%
E-N Corp(3)                   1,400,000       6.05%                350,000           1,050,000      4.53%
William Duncan Swartz         1,000,000       4.32%                250,000             750,000      3.24%
George Beyts                    945,000       4.08%                236,250             708,750      3.06%
Niall Duggan                  1,945,000       8.40%                236,250           1,708,750      7.38%
Peter Goldstein                 945,000       4.08%                236,250             708,750      3.06%
Mark Palestine                  945,000       4.08%                236,250             708,750      3.06%
Oliver Cassell                  400,000       1.73%                100,000             300,000      1.30%
Alan Coe                        400,000       1.73%                100,000             300,000      1.30%
Dravrar                         400,000       1.73%                100,000             300,000      1.30%
Judy Fishman and
 Michael Fishman JTTEN          400,000       1.73%                100,000             300,000      1.30%
Alan Gibson                     400,000       1.73%                100,000             300,000      1.30%
James Christopher Holmes(4)     400,000       1.73%                100,000             300,000      1.30%
Daniela Lapuste                 400,000       1.73%                100,000             300,000      1.30%
Kwan Lam Ng                     400,000       1.73%                100,000             300,000      1.30%
Howard Smith (5)                400,000       1.73%                100,000             300,000      1.30%
Thomas Harrison                 340,000       1.47%                 85,000             255,000      1.11%
Watson Dave International       300,000       1.30%                 75,000             225,000      *
Thomas Gryzmala                  60,000       *                     15,000              45,000      *
Jeffrey Klein                    60,000       *                     15,000              45,000      *
Greg Chan (6)                    12,000       *                      3,000               9,000      *
Ulfat Kiani                       8,000       *                      2,000               6,000      *
Bob Anderson                      4,000       *                      1,000               3,000      *
Pamela Anderson                   4,000       *                      1,000               3,000      *
Jacky Barker                      4,000       *                      1,000               3,000      *
Kevin Barker                      4,000       *                      1,000               3,000      *
Erika Bleiberg                    4,000       *                      1,000               3,000      *
Dan Caggiani                      4,000       *                      1,000               3,000      *
Brian Callanan                    4,000       *                      1,000               3,000      *
Lenny Cerbini                     4,000       *                      1,000               3,000      *
George Chaliss                    4,000       *                      1,000               3,000      *
Margaret Chan(7)                  4,000       *                      1,000               3,000      *
Lisa Cohen                        4,000       *                      1,000               3,000      *
Elizabeth Cooper                  4,000       *                      1,000               3,000      *
Dorothy Cornwell                  4,000       *                      1,000               3,000      *
John H. Cornwell Jr.              4,000       *                      1,000               3,000      *
John H. Cornwell III              4,000       *                      1,000               3,000      *
Sarah Cornwell                    4,000       *                      1,000               3,000      *
Stephen Echols                    4,000       *                      1,000               3,000      *
Jon Evans                         4,000       *                      1,000               3,000      *
Robert Field                      4,000       *                      1,000               3,000      *
Francis Giles                     4,000       *                      1,000               3,000      *
Alvin Goldstein                   4,000       *                      1,000               3,000      *
Inge Goldstein                    4,000       *                      1,000               3,000      *
Robert Gordon                     4,000       *                      1,000               3,000      *
Kenneth Greenberg                 4,000       *                      1,000               3,000      *
Charlotte Guiberson               4,000       *                      1,000               3,000      *
Yanna Hache                       4,000       *                      1,000               3,000      *
Daniel Kallan                     4,000       *                      1,000               3,000      *

                                       32




Josh Kallan                       4,000       *                      1,000               3,000      *
Dr. Michael Kaufman               4,000       *                      1,000               3,000      *
Glenda Kelley                     4,000       *                      1,000               3,000      *
Sean King                         4,000       *                      1,000               3,000      *
Alex Lichtman                     4,000       *                      1,000               3,000      *
Debbie Lieberman                  4,000       *                      1,000               3,000      *
Mo Lan Lo                         4,000       *                      1,000               3,000      *
Ian Macpherson                    4,000       *                      1,000               3,000      *
Sarah Macpherson                  4,000       *                      1,000               3,000      *
Scott Mallet                      4,000       *                      1,000               3,000      *
James Charles Meghrian            4,000       *                      1,000               3,000      *
Amelia Miller                     4,000       *                      1,000               3,000      *
Harris Millman                    4,000       *                      1,000               3,000      *
Baldeep Namas                     4,000       *                      1,000               3,000      *
Mandeep Namas                     4,000       *                      1,000               3,000      *
Perminder Namas                   4,000       *                      1,000               3,000      *
Ravi Namas                        4,000       *                      1,000               3,000      *
Chau Lam Ng                       4,000       *                      1,000               3,000      *
Lam Fai Ng                        4,000       *                      1,000               3,000      *
Oi Ling Lee Ng                    4,000       *                      1,000               3,000      *
Sau Chun Ng                       4,000       *                      1,000               3,000      *
William Porter                    4,000       *                      1,000               3,000      *
Nancy Reynolds                    4,000       *                      1,000               3,000      *
Scott Rhodes                      4,000       *                      1,000               3,000      *
Adam Ryan                         4,000       *                      1,000               3,000      *
Shirley Ryan                      4,000       *                      1,000               3,000      *
Gurpreet Sahota                   4,000       *                      1,000               3,000      *
Rani K. Sahota                    4,000       *                      1,000               3,000      *
Surinder Sahota                   4,000       *                      1,000               3,000      *
Martha Schiff                     4,000       *                      1,000               3,000      *
Charles Simmons                   4,000       *                      1,000               3,000      *
Charles E. Simmons                4,000       *                      1,000               3,000      *
Tom Sit                           4,000       *                      1,000               3,000      *
Hardev Kaur Sodhi                 4,000       *                      1,000               3,000      *
Helen Sodhi                       4,000       *                      1,000               3,000      *
Rajvir Singh Sodhi                4,000       *                      1,000               3,000      *
Ranjit Sodhi                      4,000       *                      1,000               3,000      *
Katie Somers                      4,000       *                      1,000               3,000      *
Gary Spielfogel                   4,000       *                      1,000               3,000      *
Roberto Suarez                    4,000       *                      1,000               3,000      *
Mark Sullivan(8)                  4,000       *                      1,000               3,000      *
Hon Wae Wong                      4,000       *                      1,000               3,000      *
Pui Chun wong                     4,000       *                      1,000               3,000      *
Allison Woodford                  4,000       *                      1,000               3,000      *
Kong Yau                          4,000       *                      1,000               3,000      *
Teresa Yau                        4,000       *                      1,000               3,000      *
Tung Mei Yau                      4,000       *                      1,000               3,000      *
Janet Ann Sulivan(9)              1,200       *                        300                 900      *
Sarah Janet Holmes(10)              800       *                        200                 600      *

TOTAL                        23,158,000(11)  100%                5,514,500          17,643,500






1)	Assumes that all shares are sold pursuant to this offering and that no other shares of common stock are acquired or disposed of by the selling shareholders prior to the termination of this offering.
Because the selling shareholders may sell all, some or none of their shares or may acquire or dispose of other shares of common stock, no reliable estimate can be made of the aggregate number of shares that will be sold pursuant to this offering or the number or percentage of shares of common stock that each shareholder will own upon completion of this offering.

2)	Mr. Sullivan is our President, principal executive officer and
Chairman.

3)	Mr. Holmes is a director.

4)	Mr. Ranjit Sodhi owns 4000 shares in his name and no other shares held in the name of any other shareholder are in any way attributed to him.

5)	Mr. Smith is our Chief Operating Officer and a director.

6)	Mr. Chan is our Principal Financial Officer.

7)	Ms. Chan is the sister of Mr. Greg Chan, our Principal Financial
Officer.

8)	Mr. Sullivan is the son of Mr. Terence Sullivan, our President,
principal executive officer and Chairman.

9)	Mrs. Sullivan is the wife of Terence Sullivan, our President, principal executive officer and Chairman.

10)	Ms. Holmes is the wife of Mr. James Christopher Holmes, a
director.


11) Does not include 80,000 shares of common stock issued by the company in October and December 2004 because no shares held by this shareholder are being registered.

                          DESCRIPTION OF SECURITIES
                          -------------------------

General
-------


     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. In December 2003 we consummated a 4 for 1 stock split. As of the date of this prospectus, 23,238,000 shares of common stock and no shares of preferred stock were outstanding. Corporate Stock Transfer of Denver, Colorado serves as our transfer agent.


Common Stock
------------


     We are authorized to issue 100,000,000 shares of our common stock, $0.001 par value, of which 23,238,000 shares are issued and
outstanding as of the date of this prospectus.   Except as provided by
law or our certificate of incorporation with respect to voting by class or series, holders of common stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders and the shareholders do not have cumulative voting rights.


     Subject to any prior rights to receive dividends to which the holders of shares of any series of the preferred stock may be entitled, the holders of shares of common stock will be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends. Upon our liquidation or dissolution, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders. None of our common stock holders have any preemptive rights.

Preferred Stock
---------------

     The board of directors has the authority, without further action by our shareholders, to issue up to 10,000,000 shares of preferred stock, par value $.001 per share, in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. No shares of preferred stock are currently issued and outstanding. The issuance of preferred stock could adversely affect the voting power of holders of common stock and could have the effect of delaying, deferring or preventing a change of our control.


Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

     There is no established public market for our common stock and we have arbitrarily determined the offering price. Although we hope to be quoted on the OTC Bulletin Board, our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted on any quotation service or that any market for our stock will ever develop or, if developed, will be sustained.

     As of April 12, 2005, there were 99 shareholders of record of our common stock and a total of 23,238,000 shares outstanding. Of the 23,238,000 shares of common stock outstanding, 10,512,000 shares of common stock are beneficially held by "affiliates" of the company.
All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.



     There are currently no outstanding options or warrants to purchase or any securities that are convertible into our common stock.


     Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule
144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock. There are 17,588,500 shares of our common stock that are not being offered by this registration statement that could in the future be sold pursuant to rule 144.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                ----------------------------------------------


     We were founded by Ms. Shelly Goldstein in December 1999. Ms. Goldstein originally held approximately 90% of our outstanding common stock. On May 15, 2003, we consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited paid $30,000 to Shelly Goldstein, who was then our majority shareholder and exchanged all of its then issued and outstanding shares of common stock for 15,922,000 shares of our common stock, representing approximately 80% of our outstanding common stock. Ms. Goldstein is no longer affiliated with us in any way.

     Mrs. J A Sullivan is married to Mr. Terence Sullivan who is the President and CEO.

     Mrs. S J Holmes is married to Mr. James Christopher Holmes who is a Non Executive Director.

     Margaret Chan is the sister of Mr. Greg Chan the Company
Secretary and CFO.


     Mark Sullivan is the Son of Mr. Terence Sullivan who is the President and CEO.


     Ranjit Sodhi is related to Rajvir Singh Sodhi who is his mother, Hardev Kaur Sodhi who is his uncle and Helen Sodhi who is his Sister none of the shares held by theses parties are attributed to Ranjit Sodhi


     Our officers have agreed to defer their salaries and through September 30, 2004 we have accrued a total of $349,000 for officer salaries.


     Two shareholders have advanced loans to us totaling $3,360. The loans are non-interest bearing, unsecured and are payable on demand.

     On May 15, 2003 we issued 9,600,000 shares of our common stock to Mr. Terry Sullivan in exchange for shares he held in Atlantic Security Limited. On the same date we issued 400,000 shares to each of Mr. Howard Smith and Mr. James Christopher Holmes and 12,000 shares to Mr. Greg Chan. All of these shares were also issued in exchange for shares the individual held in Atlantic Security Limited.

                          DISCLOSURE OF SEC POSITION
              ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
              -------------------------------------------------

     Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

     Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.
                                       37

                             PLAN OF DISTRIBUTION
                             --------------------

     Our selling shareholders who are affiliates (officers and directors) will sell their shares at a price per share of $0.25 for the duration of this offering. Other selling shareholders will sell their shares at a price per share of $0.25 per share until and if our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. These sales by Selling Shareholders may occur contemporaneously with sales by us.
The selling shareholders offering will terminate on the earlier of the sale of all of the shares or 360 days after the date of the prospectus. The sale of the common stock offered by the selling shareholders through this prospectus may be affected in one or more of the following:


*       Ordinary brokers' transactions;
*       Transactions involving cross or block trades or otherwise
* Purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
* "at the market" to or through market makers or into any market for the common stock which may develop;
* in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
*       in privately negotiated transactions; or
*       any combination of the foregoing.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

     Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

     In the event that the selling shareholders enter into an agreement, after the date of this prospectus, with any broker dealer or underwriter for such broker, dealer or underwriter to act as principal and such entity is acting as an underwriter, we will file a post-effective amendment to this prospectus identifying such entity, providing the required information in this plan of distribution and revising the disclosures in this prospectus and the related registration statement. Additionally, in such event we will file any such agreement as an exhibit to the registration statement.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. To date we have paid a total of $46,575. We anticipate incurring approximately $925 in additional expenses for a total of $47,500.


     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

                                LEGAL MATTERS
                                -------------

The Law Office of James G. Dodrill II, PA, of Boca Raton, Florida will give an opinion for us regarding the validity of the common stock offered in this prospectus.

                                   EXPERTS
                                   -------

     The financial statements as of March 31, 2004 and for the year ended March 31, 2004 and for the period from September 6, 2002 (inception) to March 31, 2003 and for the period from September 6, 2002 (inception) to March 31, 2004 included in this prospectus have been so included in reliance on the report of Webb & Company, P.A., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                     WHERE YOU CAN FIND MORE INFORMATION
                     -----------------------------------


     We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Atlantic Security, Inc. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D.
C. 20549 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. Any requests for information should be directed to us at Atlantic Security, Inc., Glyme House, St. John's Street, Bicester, Oxfordshire, OX26 6SL Attention:
Terence Sullivan, President.

     Following the effectiveness of this registration statement, we will file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we may determine. We will send a copy of any such report to any shareholder specifically requesting such report.

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)



                                   CONTENTS
                                   --------


PAGE  1          INDEPENDENT AUDITORS' REPORT

PAGE  2          CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2004

PAGE  3          STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR
                 THE YEAR ENDED MARCH 31, 2004 (CONSOLIDATED) AND FOR
                 THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO
                 MARCH 31, 2003 AND FOR THE PERIOD FROM SEPTEMBER 6,
                 2002 (INCEPTION) TO MARCH 31, 2004 (CONSOLIDATED)

PAGE  4          STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY FOR
                 THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO
                 MARCH 31, 2004 (CONSOLIDATED)

PAGE  5          STATEMENT OF CASH FLOWS FOR THE YEAR ENDED MARCH 31,
                 2004 (CONSOLIDATED) AND FOR THE PERIOD FROM SEPTEMBER
                 6, 2002 (INCEPTION) TO MARCH 31, 2003 AND FOR THE
                 PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO MARCH
                 31, 2004 (CONSOLIDATED)

PAGES  6 - 12    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

To the Board of Directors of:
Atlantic Security, Inc. and Subsidiary
(A Development Stage Company)

We have audited the accompanying consolidated balance sheet of Atlantic Security, Inc. and subsidiary (a development stage company) as of March 31, 2004, and the related statements of operations and comprehensive loss, changes in stockholders' deficiency and cash flows for the year ended March 31, 2004 (consolidated) and for the period from September 6, 2002 (inception) to March 31, 2003 and for the period from September 6, 2002 (inception) to March 31, 2004 (consolidated). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Atlantic Security, Inc. and subsidiary (a development stage company) as of March 31, 2004 (consolidated) and the results of its operations and its cash flows for the year ended March 31, 2004 (consolidated) and for the period from September 6, 2002 (inception) to March 31, 2003 and for the period from September 6, 2002 (inception) to March 31, 2004 (consolidated) in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in the development stage with no operations, has a negative cash flow from operations of $88,218, and a working capital and stockholders' deficiency of $155,229. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 6. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEBB & COMPANY, P.A.


/s/ Webb & Company, P.A.
------------------------

Boynton Beach, Florida
June 2, 2004

                      ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                         CONSOLIDATED BALANCE SHEET
                               MARCH 31, 2004
                              -----------------




                                    ASSETS



Cash                                             $    23,283
                                                  -----------

TOTAL ASSETS                                     $    23,283
                                                  ===========



                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY



CURRENT LIABILITIES
 Accounts payable                                $       652
 Stockholder loan payable                              3,360
 Accrued officers salaries                           174,500
                                                  -----------

TOTAL LIABILITIES                                    178,512
                                                  -----------

COMMITMENTS AND CONTINGENCIES                              -


STOCKHOLDERS' DEFICIENCY


Common stock, $0.001 par value, 100,000,000
shares authorized, 23,058,000 shares issued and
outstanding                                           23,058
Additional paid in capital                           115,175
Accumulated deficit during development stage        (294,747)
Accumulated other comprehensive gain                   1,285
                                                  -----------
Total Stockholders' Deficiency                      (155,229)
                                                  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY   $    23,283
                                                  ===========


See accompanying notes to the consolidated financial statements.

                      ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS




                                                                                 For The Period
                                        For The           For The Period             From
                                        Year Ended            From               September 6, 2002
                                        March 31,         September 6, 2002       (Inception) To
                                        2004               (Inception) To        March 31, 2004
                                        (Consolidated)    March 31, 2003         (Consolidated)
                                        --------------    ---------------        --------------
OPERATING EXPENSES
 Officer compensation                   $    174,500      $       -              $    174,500
 Consulting and professional fees             96,589              -                    96,589
 General and administrative                   20,939             2,915                 23,854
                                        --------------    ---------------        --------------
   Total Operating Expenses                  292,028             2,915                294,943


LOSS FROM OPERATIONS                        (292,028)           (2,915)              (294,943)


OTHER INCOME
 Interest income                                 196              -                       196
                                        --------------    ---------------        --------------

Provision for Income Taxes                      -                 -                      -
                                        --------------    ---------------        --------------

NET LOSS                                    (291,832)           (2,915)              (294,747)


OTHER COMPREHENSIVE INCOME
 Foreign currency translation gain             1,268                17                  1,285
                                        --------------    ---------------        --------------

COMPREHENSIVE LOSS                      $   (290,564)     $     (2,898)          $   (293,462)
------------------                      ==============    ===============        ==============

Net loss per share - basic and diluted  $      (0.01)     $       -              $      (0.01)
                                        ==============    ===============        ==============

Weighted average number of
shares outstanding during the
period - basic and diluted                20,815,370        15,922,000              19,044,517
                                        ==============    ===============        ==============



See accompanying notes to the consolidated financial statements.

                      ATLANTIC SECURITY, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIENCY
      FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO MARCH 31, 2004







                                                                              Accumulated
                                          Common Stock                      Deficit During     Other
                                       -------------------    Additional     Development    Comprehensive   Subscription
                                        Shares      Amount   Paid-In Capital     Stage        Income        Receivable     Total
                                       ---------   --------  ---------------  -----------  -------------   ------------  ---------


Stock issued to founders
($0.00005 per share)                  15,922,000  $ 15,922    $   (15,134)    $     -     $     -         $    (788)     $     -


Other comprehensive income                   -          -              -             -           17              -              17


Net loss for the period from
September 6, 2002
(inception) to March 31, 2003                -          -              -          (2,915)        -               -          (2,915)

Comprehensive loss                           -          -              -             -           -               -          (2,898)
                                       ----------  ---------   ------------    ----------- ---------       ----------     =========
Balance, March 31, 2003                15,922,000    15,922        (15,134)       (2,915)        17             (788)       (2,898)

Proceeds from subscription
receivable                                   -          -              -             -           -               788           788

Stock issued in reverse merger          4,000,000      4,000         (3,955)          -           -               -             45

Stock issued for cash
($0.025 per share)                       536,000        536         12,864           -           -                -         13,400

Stock issued for services
($0.025 per share)                     1,000,000      1,000         24,000           -           -               -          25,000

Stock issued for cash
($0.06 per share)                      1,600,000      1,600         94,400           -           -               -          96,000

Other comprehensive gain                     -          -              -             -         1,268             -           1,268

In-kind contribution of property             -          -            3,000           -           -               -           3,000

Net loss for year ended March 31, 2004       -          -              -        (291,832)        -               -        (291,832)
                                                                                                                          ---------

Comprehensive loss                           -          -              -             -           -               -        (290,564)
                                       ----------  ---------   ------------    -----------  ---------       ----------    =========

BALANCE, MARCH 31, 2004
(CONSOLIDATED)                        23,058,000  $ 23,058    $   115,175     $(294,747)   $  1,285        $    -        $(155,229)
===========================           ===========  =========   ============    ===========  =========       ==========    =========


     See accompanying notes to consolidated financial statements

                      ATLANTIC SECURITY, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS




                                                             For The             For The
                                            For The Year     Period From         Period From
                                               Ended         September 6, 2002   September 6, 2002
                                            March 31, 2004   (Inception) To      (Inception) to
                                            (Consolidated)    March 31, 2003     March 31, 2004
                                                                                 (Consolidated)
                                            -------------    -----------------   -----------------


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                    $  (291,832)      $     (2,915)      $    (294,747)
 Adjustments to reconcile net loss to
  net cash used in operating  activities:
   Stock issued to consultants for services       25,000                -                25,000
   In-kind contribution of property                3,000                -                 3,000
 Changes in operating assets and liabilities:
   Accounts payable                                  652                -                   652
   Accrued expenses                              174,500                -               174,500
                                            -------------    -----------------   -----------------
     Net Cash Used In Operating Activities       (88,680)            (2,915)            (91,595)
                                            -------------    -----------------   -----------------


CASH FLOWS FROM INVESTING ACTIVITIES                 -                  -                   -
                                            -------------    -----------------   -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from sale of common stock              110,233                -               110,233
 Proceeds from stockholder loans                     462              2,898               3,360
                                            -------------    -----------------   -----------------
    Net Cash Provided By Financing
     Activities                                  110,695              2,898             113,593
                                            -------------    -----------------   -----------------

EFFECT OF EXCHANGE RATE ON CASH                    1,268                 17               1,285
                                            -------------    -----------------   -----------------

NET INCREASE IN CASH                              23,283                -                23,283


CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD                                           -                  -                   -
                                            -------------    -----------------   -----------------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD                                     $     23,283       $        -         $      23,283
                                            =============    =================   =================


     See accompanying notes to consolidated financial statements

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004



NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
------  -----------------------------------------------------------

(A) Organization and Basis of Presentation
------------------------------------------

Atlantic Security, Inc., f/k/a Warrensburg Enterprises, Inc. (a development stage company) is a Florida corporation incorporated on December 6, 1999.

Atlantic Security Limited (a development stage company) was incorporated in the United Kingdom on September 6, 2002. The
Company plans to market security products and asset tracking software.

On May 15, 2003, Atlantic Security, Inc. consummated an agreement with Atlantic Security Limited, a United Kingdom corporation, pursuant to which Atlantic Security Limited exchanged all of its 39,805 then issued and outstanding shares of common stock for 3,980,500 (15,922,000 post split) shares or approximately 80% of the common stock of Atlantic Security, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (Atlantic Security Limited).

Accordingly, the financial statements include the following:

(1)	The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

(2)	The statement of operations includes the operations of the
acquirer for the periods presented and the operations of the acquiree from the date of the merger.

Activities during the development stage include developing the business plan and raising capital.

Atlantic Security, Inc. and its wholly owned subsidiary Atlantic
Security Limited are hereafter referred to as (the "Company").

(B) Use of Estimates
--------------------
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004


(C) Cash and Cash Equivalents
-----------------------------

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Foreign Currency Translation
--------------------------------

The functional currency of the Company is the British Pound. The financial statements of the Company are translated to United States dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations ands stockholders' equity as other comprehensive income (loss).

(E) Comprehensive Income (Loss)
-------------------------------

The foreign currency translation gain or loss resulting from the translation of the financial statements expressed in British
Pounds to United States dollars is reported as other comprehensive income (loss) in the statement of operations and stockholders' deficiency.

(F) Income Taxes
----------------

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is organized in England and no tax benefit is expected from the tax credits in the future.

(G) Fair Value of Financial Instruments
---------------------------------------

The carrying amounts of the Company's financial instruments including accounts payable approximate fair value due to the relatively short period to maturity for this instrument.

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004


(H) Loss Per Share
------------------

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of March 31, 2004 and 2003, there were no common stock equivalents.

(I) Business Segments
---------------------

The Company operates in one segment and therefore segment information is not presented.

(J) New Accounting Pronouncements
---------------------------------

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contacts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, and Interpretation of ARB 51". FIN No. 46 provides guidance on the identification of entities of which control is achieved through means other than voting rights ("variable interest entities" or "VIE's") and how to determine when and which business enterprise should consolidate the VIE (the "Primary Beneficiary"). In addition, FIN No. 46 required that both the Primary Beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. The transitional disclosure requirements of FIN No. 46 are required in all financial statements initially issued after January 31, 2003, if certain conditions are met.

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004




In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets.
The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuer's shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of SFAS No. 150 are consistent with the existing definition of liabilities of FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003.

The adoption of these pronouncements did not have a material effect on the Company's financial position or results of operations.

NOTE 2	STOCKHOLDER LOAN
------------------------

During 2004 and 2003, a stockholder of the Company paid $3,360 for operating expenses on behalf of the Company. The total loan of $3,360 is payable on demand, non-interest bearing and unsecured (See Note 5).

NOTE 3	COMMITMENTS AND CONTINGENCIES
-------------------------------------

(A) License Agreement
---------------------

During January 2003, the Company signed an agreement under which it has a ten-month option to acquire 92% of the outstanding shares of two companies that hold intellectual property rights to the Biological Substance Detector and Molecular Detector. During February 2004, the Company entered into an option to extend the agreement to March 2005. The agreement calls for the Company to make an

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004




initial payment of approximately $3,149,000 and bonus and milestone payments of approximately $4,724,000 to exercise its option. In addition, the agreement calls for the Company to pay approximately $3,149,000 in bonus payments for each of the first two sales of products using the intellectual property. The acquisition will be accounted for as an asset purchase under EITF 98-3, which requires companies that are in the development stage to be accounted for under the asset purchase method of accounting. This standard requires the Company to record the net assets acquired at fair value and that no allocation of the purchase price be allocated to goodwill. The Company will capitalize the fair value of the patents acquired under SFAS 141 Paragraph 39, which requires recognition of identifiable intangible assets if the intangible assets arise from contractual or other legal obligations. As of June 2, 2004, the Company has not exercised its option due to a lack of funds.




(B) Employment Agreements
-------------------------

The Company entered into an employment agreement with a stockholder to become the CEO and Chairman of the Company effective October 1, 2003 at an annual salary of $235,000. The agreement expires on the stockholders 75th birthday (in April
2024) or with six months notice by the Company unless there is a change in control, which requires the Company to provide one-year notice. The agreement also calls for a bonus of 10% of the net income of the Company if the Company reaches certain sales targets, a 12% car allowance and provides for the stockholder at his option to receive a portion of his compensation in the form of stock at a 30% discount. As of March 31, 2004, the Company has accrued $124,500 under the employment agreement.

The Company entered into an employment agreement with an individual to become the COO and President of the North American Division effective October 6, 2003 at an annual salary of $100,000. The agreement expires on the individuals 70th birthday (in September 2011) or with thirty days notice by either party. As of March 31, 2004, the Company has accrued $50,000 under the employment agreement.

NOTE 4	STOCKHOLDERS' DEFICIENCY
--------------------------------

(A) Issuance of Common Stock to Founders
----------------------------------------

During the period ended March 31, 2003, the Company issued
15,922,000 shares of common stock for cash of $788 ($0.00005 per share).

(B) Stock Issued for Cash
-------------------------

During 2004, the Company issued 536,000 shares of common stock for cash of $13,400 ($0.025 per share).

During 2004, the Company issued 1,600,000 shares of common stock for cash of $96,000 ($0.06 per share).

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004



(C) Stock Issued for Services
-----------------------------

During 2004, the Company issued 1,000,000 shares of common stock for services valued for financial accounting purposes at $25,000
($0.025 per share) based upon recent cash offering prices.

(D) Stock Issued in Reverse Merger
----------------------------------

On May 15, 2003, Atlantic Security, Inc. exchanged 3,980,500
(15,922,000 post split) shares of common stock for all the outstanding shares of Atlantic Security Limited (See Note 1).

(E) Common Stock Split
----------------------

On December 9, 2003, the Company declared a 4 for 1 common stock split. Per share and weighted average share amounts have been retroactively restated in the accompanying consolidated financial statements and related notes to reflect this split.

(F) In-Kind Contribution
------------------------

During 2004, the Company recorded $3,000 for the fair value of office space provided to the Company by its Chief Executive
Officer.

NOTE 5	RELATED PARTY TRANSACTIONS
----------------------------------

Stockholders of the Company have paid $6,360 of operating expenses on behalf of the Company from inception.

NOTE 6	GOING CONCERN
---------------------

As reflected in the accompanying financial statements, the Company is a development stage company with no revenues, has a negative cash flow from operations of $88,218, and a working capital and stockholders' deficiency of $155,229. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is negotiating with capital funding sources and service providers to implement its business plan. Management believes that actions presently being taken to raise capital and implement its business plan provides the opportunity for the Company to continue as a going concern.

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF MARCH 31, 2004


NOTE 7	SUBSEQUENT EVENT
------------------------

The Company has received $5,500,000 in financing commitments from an investor subject to certain conditions being met by the Company. Pursuant to the terms of the financing agreement, the investor has agreed to purchase shares of common stock of the Company at 70% of the ten-day average closing bid price in minimum investments of $1,000,000. The shares are to be issued under Regulation S registration exemption.
As of June 2, 2004, the Company has not received any proceeds under this commitment.

                   ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)


                                  CONTENTS


PAGE 1       CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER
             31, 2004 (UNAUDITED)


PAGE 2 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2004 AND 2003
             AND FOR THE PERIOD FROM SEPTEMBER 6, 2002
             (INCEPTION) TO DECEMBER 31, 2004 (UNAUDITED)


PAGE 3-4     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS'
             DEFICIENCY FOR THE PERIOD FROM SEPTEMBER 6, 2002
             (INCEPTION) TO DECEMBER 31, 2004 (UNAUDITED)


PAGE 5 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO
             SEPTEMBER 30, 2004 (UNAUDITED)


PAGES 6 - 8  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                    CONDENSED CONSOLIDATED BALANCE SHEET
                              DECEMBER 31, 2004
                              -----------------
                                  (UNAUDITED)



ASSETS
------

CURRENT ASSETS
  Cash                                                  $ 15,499
                                                         ---------

TOTAL CURRENT ASSETS                                    $ 15,499
--------------------                                     =========



LIABILITIES AND STOCKHOLDERS' DEFICIENCY
----------------------------------------


CURRENT LIABILITIES
  Accounts payable                                      $   -
  Accrued officers' salary                               436,250
  Stockholder loans                                        3,360
                                                         ---------

TOTAL CURRENT LIABILITIES                                439,610


COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' DEFICIENCY
  Common stock, $0.001 par value, 100,000,000 shares
   authorized, 23,238,000 shares issued and outstanding   23,238
  Additional paid in capital                             160,495
  Accumulated deficit during development stage          (608,475)
  Accumulated other comprehensive gain                       631
                                                         ---------

Total Stockholders' Deficiency                          (424,111)
                                                         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY          $ 15,499
                                                         =========





     See accompanying notes to condensed consolidated financial statements

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE COMPANY)
                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)



                                                                                                                 For the
                                                                                                                 Period From
                                            For The Three    For the Three      For the Nine      For the Nine   September 6, 2002
                                            Months Ended     Months Ended       Months Ended      Months Ended   (Inception) To
                                            December 31,     December 31,       December 31,      December 31,   December 31. 2004
                                            2004             2003               2004              2003

OPERATING EXPENSES
 Stock issued for services                    $     -        $      -            $     -           $   25,000     $     25,000
 Officers salary                                 87,250          87,250            261,750             87,250          436,250
 Professional fees                               10,377          34,210             35,688             38,106          107,277
 Other general and administrative                 8,589             530             16,429              6,010           40,283
                                              ----------      ----------          ---------         ----------     ------------
    Total Operating Expenses                    106,216         121,990            313,867            156,366          608,810
                                              ----------      ----------          ---------         ----------     ------------
LOSS FROM OPERATIONS                           (106,216)       (121,990)          (313,867)          (156,366)        (608,810)


OTHER INCOME
 Interest income                                      3              14                139                 20              335
                                              ----------      ----------          ---------         ----------     ------------

Net Loss Before Taxes                          (106,213)       (121,976)          (313,728)          (156,346)        (608,475)

Provision for Income Taxes                           -               -                 -                  -                -
                                              ----------      ----------          ---------         ----------     ------------

NET LOSS                                       (106,213)       (121,976)          (313,728)          (156,346)        (608,475)

OTHER COMPREHENSIVE INCOME
 Foreign currency translation gain (loss)           397           17,656              (618)            17,847              631
                                              ----------      ----------          ---------         ----------     ------------

COMPREHENSIVE LOSS                           $  (105,816)     $ (104,320)        $(314,346)         $(138,499)     $  (607,844)
------------------                           ============     ===========        ==========         ==========     ============

Net loss per share - basic and diluted       $                $                  $                      (0.01)
                                             ============     ===========        ==========         ==========     ============

Weighted average number of shares
 outstanding during the period - basic
 and diluted                                  23,170,174       21,701,478        23,118,800        20,055,409       20,421,811
                                              ===========      ==========        ==========        ==========       ==========



     See accompanying notes to condensed consolidated financial statements

                      ATLANTIC SECURITY, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
             CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY FOR THE PERIOD FROM SEPTEMBER 6, 2002 (INCEPTION) TO DECEMBER 31, 2004
                                  (UNAUDITED)





                                                                             Accumulated
                                                                              Deficit
                                          Common Stock                        During          Other
                                       -------------------    Additional     Development  Comprehensive   Subscription
                                        Shares      Amount   Paid-In Capital     Stage        Income        Receivable     Total
                                       ---------   --------  ---------------  -----------  -------------   ------------  ---------


Stock issued to founders
($0.0001 per share)                    15,922,000  $ 15,922    $   (15,134)    $     -     $     -         $    (788)     $     -


Other comprehensive income                   -          -              -             -           17              -              17


Net loss for the period from
September 6, 2002
(inception) to March 31, 2003                -          -              -          (2,915)        -               -          (2,915)

Comprehensive loss                           -          -              -             -           -               -          (2,898)
                                       ----------  ---------   ------------    ----------- ---------       ----------     =========
Balance, March 31, 2003                15,922,000    15,922        (15,134)       (2,915)        17             (788)       (2,898)

Stock issued for shares held           4,000,000      4,000         (3,955)          -           -               -              45
by shareholders of Atlantic
Security, Inc.
($0.0001 per share)

Proceeds from subscription
receivable                                   -          -              -             -           -               788           788

Stock issued for cash
($0.025 per share)                       536,000        536         12,864           -           -           (10,027)        3,373


Stock issued for services
($0.25 per share)                      1,000,000      1,000         24,000           -           -               -          25,000


Stock issued for cash
($0.06 per share)                      1,600,000      1,600         94,400           -           -               -          96,000

Proceeds from subscription receivable        -          -              -             -           -            10,027        10,027

In-kind contribution of office space         -          -            3,000           -           -               -           3,000

Other comprehensive Income                   -          -              -             -         1,268             -           1,268

Net loss for the year
ended March 31, 2004                         -          -              -        (291,832)        -               -        (291,832)

Comprehensive loss                           -          -              -             -           -               -        (290,564)
                                       ----------  ---------   ------------    -----------  ---------       ----------     ---------

BALANCE, MARCH 31, 2004                23,058,000  $ 23,058    $   115,175     $(294,747)   $  1,285        $    -       $(155,229)

In-kind contribution of office space         -          -              250           -           -               -             250

Other comprehensive Income                   -          -              -             -          (469)            -            (469)

Net loss for the three
months ended June 30, 2004                   -          -              -         (95,811)        -               -         (95,811)

Comprehensive loss                           -          -              -             -           -               -         (96,280)
                                       ----------  ---------   ------------    -----------  ---------       ----------     ---------

BALANCE, JUNE 30, 2004                 23,058,000  $ 23,058    $   115,425     $(390,558)   $    816        $    -       $(251,259)

In-kind contribution of office space         -          -              250           -           -               -             250

Stock issued for cash (0.25 per share)    100,000       100         24,900           -           -               -          25,000

Other comprehensive income                   -          -              -             -          (582)            -            (582)

Net loss for the three
months ended September 30, 2004              -          -              -        (111,704)        -               -        (111,704)
                                                                                                                          ---------

Comprehensive loss                           -          -              -             -           -               -        (112,286)
                                       ----------  ---------   ------------    -----------  ---------       ----------    =========

Balance, September 31, 2004            23,158,000  $ 23,158    $   140,575     $(502,262)   $    234        $    -       $(338,295)


Stock issued for cash ($0.25 per share)    80,000        80         19,920           -           -               -          20,000

Other comprehensive income                   -          -              -             -           397             -             397

Net loss, December 31, 2004                  -          -              -        (106,213)        -               -        (106,213)
                                                                                                                          ---------

Comprehensive Loss                           -          -              -             -           -               -        (105,816)
                                       ----------  ---------   ------------    -----------  ---------       ----------    =========


BALANCE, DECEMBER 31, 2004             23,238,000  $ 23,238    $   160,495     $(608,475)   $   (631)       $    -       $(424,111)
===========================            ==========  =========   ============    ===========  =========       ==========    =========


     See accompanying notes to condensed consolidated financial statements

                      ATLANTIC SECURITY, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                                                 For The
                                                                                 Period From
                                            For The Nine     For the Nine        September 6, 2002
                                            Months Ended     Months Ended        (Inception) to
                                            December 31,     December 31,        December 31,
                                            2004             2004                2004
                                            -------------    -----------------   -----------------



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                   $ (313,728)       $  (156,346)       $ (608,475)
  Adjustments to reconcile net loss
  to net cash used in operating
  activities:
    Stock issued for services                       -               25,000            25,000
    In-kind contribution of office space            500                -               3,500
  Changes in operating assets
  and liabilities
    Increase in prepaid expense                     -               (1,500)              -
    Increase in accounts payable                   (652)               -                 -
    Increase in accrued officers salary         261,750             87,250           436,250
                                              ----------        -----------        ----------
    Net Cash Used In Operating Activities       (52,130)           (45,596)         (143,725)
                                              ----------        -----------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES                -                  -                 -
                                              ----------        -----------        ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock         45,000            110,233           155,233
  Proceeds from stockholder loans, net              -                 (454)            3,360
                                              ----------        -----------        ----------
    Net Cash Provided By Financing Activities    45,000            109,779           158,593
                                              ----------        -----------        ----------

EFFECT OF EXCHANGE RATE ON CASH                    (654)            17,847               631
                                              ----------        -----------        ----------

NET INCREASE (DECREASE) IN CASH                  (7,784)            82,030            15,499

CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD                                          23,283                -                 -
                                              ----------        -----------        ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD    $  15,499         $   82,030        $   15,499
                                              ==========        ===========        ==========


     See accompanying notes to condensed consolidated financial statements

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2004
                           -----------------------
                                  (UNAUDITED)

NOTE 1	BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

NOTE 2	USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

NOTE 3	LOSS PER SHARE

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of December 31, 2004 and 2003, there were no common share equivalents outstanding.

NOTE 4	STOCKHOLDERS' EQUITY

(A) Stock Issued for Cash

During the three months ended June 30, 2003, the Company issued
1,000,000 (4,000,000 post split) shares of common stock for cash of $45.

During the three months ended June 30, 2003, the Company received cash proceeds of $788 on subscriptions receivable.

During the three months ended September 30, 2003, the Company issued 536,000 (2,144,000 post split) shares of common stock for cash and subscriptions receivable of $3,373 and $10,027, respectively ($0.025 per share).

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2004
                           -----------------------
                                  (UNAUDITED)


During the three months ended December 31, 2003, the Company issued 1,600,000 shares of common stock for cash of $96,000
($0.06 per share).

During the three months ended December 31, 2003, the Company received cash proceeds of $10,027 on subscriptions receivable.

During the three months ended September 30, 2004, the Company issued 100,000 shares of common stock and a warrant to purchase 300,000 shares of common stock at a price of $0.25 exercisable for a period of one year for cash of $25,000
($0.25 per share). The shares were exempt from registration under section 4(2) of the Securities Act.

During the three months ended December 31, 2004, the Company issued 80,000 shares of common stock at a price of $20,000
($0.25 per share). The shares were exempt from registration under section 4(2) of the Securities Act.


(B) Stock Issued for Services

During the six months ended September 30, 2003, the Company issued 1,000,000 shares of common stock for services with a fair value of $25,000 ($0.025 per share).

(C) Stock Issued in Reverse Merger

On May 15, 2003, Atlantic Security, Inc. exchanged 3,980,500
(15,922,000 post split) shares of common stock for all the outstanding shares of Atlantic Security Limited.

(D) Common Stock Split

On December 9, 2003, the Company declared a 4 for 1 common stock split. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this split.

NOTE 5	RELATED PARTY TRANSACTIONS

Stockholders of the Company paid $6,360 of operating expenses on behalf of the Company from inception.


NOTE 6  LICENSE AGREEMENT

The Company has entered into a new option agreement with Professor Gorbunov giving the Company the option to acquire his technology for a payment of approximately $1.17 million and an equivalent amount of shares based on the fair value of the shares on the date of closing. If Professor
Gorbunov becomes an employee of the Company and remains an

                    ATLANTIC SECURITY, INC. AND SUBSIDIARY
                         (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2004
                           -----------------------
                                  (UNAUDITED)


employee for a minimum of ten months, he will receive a second payment of approximately $1.17 million and an equivalent amount of shares. Lastly, when and if the Company achieves their first sale of product using the technology, Professor Gorbunov will receive a bonus payment of approximately $935,000 and an equivalent amount of shares based on the fair value of the shares on the date of closing. The acquisition will be accounted for as an asset purchase under EITF 98-3, which requires companies that are in the development stage to be accounted for under the asset purchase method of accounting. This standard requires the Company to record the net assets acquired at fair value and that no allocation of the purchase price be allocated to goodwill. The Company will capitalize the fair value of the patents acquired under SFAS 141 Paragraph
39, which requires recognition of identifiable intangible assets if the intangible assets arise from contractual or other legal obligations. As of January 29, 2005, the option has not been exercised.


NOTE 7  GOING CONCERN

As reflected in the accompanying condensed consolidated financial statements, the Company is a development stage company with no revenues and has a negative cash flow from operations from inception of $143,725. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise additional capital and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company is negotiating with capital funding sources and service providers to implement its business plan. Management believes that actions presently being taken to raise additional capital and implement its business plan provides the opportunity for the Company to continue as a going concern.

                              BIO-DETECTORS, LTD.
                         (A DEVELOPMENT STAGE COMPANY)
                             FINANCIAL STATEMENTS
                           AS OF DECEMBER 31, 2004

                              BIO-DETECTORS, LTD.
                         (A DEVELOPMENT STAGE COMPANY)



                                   CONTENTS


PAGE  1      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE  2      BALANCE SHEET AS OF DECEMBER 31, 2004

PAGE  3      STATEMENTS OF OPERATIONS FOR THE PERIOD FROM FEBRUARY
             9, 2004 (INCEPTION) TO DECEMBER 31, 2004

PAGES 4 - 5  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE
             PERIOD FROM FEBRUARY 9, 2004 (INCEPTION) TO DECEMBER
             31, 2004

PAGE  6      STATEMENT OF CASH FLOWS FOR THE PERIOD FROM FEBRUARY
             9, 2004 (INCEPTION) TO DECEMBER 31, 2004

PAGES 7 - 8  NOTES TO FINANCIAL STATEMENTS

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           -------------------------------------------------------

To the Board of Directors of:
Bio-Detectors, Ltd.
(A Development Stage Company)

We have audited the accompanying balance sheet of Bio-Detectors, Ltd. (a development stage company) as of December 31, 2004 and the related statements of operations, changes in stockholders' equity and cash flows for the period from February 9, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Bio-Detectors, Ltd. (a development stage company) as of December 31, 2004 and the results of its operations and its cash flows for the period from February 9, 2004 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is in the development stage with no operations. This factor raises substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 5. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.



WEBB & COMPANY, P.A.

Boynton Beach, Florida
January 14, 2005

                              BIO-DETECTORS, LTD.
                        (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEET
                           AS OF DECEMBER 31, 2004




                                    ASSETS
                                    ------


OTHER ASSETS
  Intangible assets                                    $   500
                                                        -------

TOTAL ASSETS                                           $   500
                                                        =======





                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------



TOTAL LIABILITIES                                      $    -


STOCKHOLDERS' EQUITY
  Common stock, $.005 par value, 100 shares
   authorized, 100 shares issued and outstanding             1
  Additional paid-in capital                               595
  Subscription receivable                                   (1)
  Accumulated deficit during development stage             (95)
                                                        -------
    Total Stockholders' Equity                             500
                                                        -------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $   500
                                                        =======



               See accompanying notes to financial statements.

                              BIO-DETECTORS, LTD.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF OPERATIONS
               FOR THE PERIOD FROM FEBRUARY 9, 2004 (INCEPTION)
                             TO DECEMBER 31, 2004
                             --------------------


OPERATING EXPENSES
  General and administrative                               $    95
                                                            -------
    Total Operating Expenses                                    95
                                                            -------

LOSS FROM OPERATIONS                                           (95)


Provision for Income Taxes                                       -
                                                            -------

NET LOSS                                                   $   (95)
                                                            =======


Net loss per share - basic and diluted                     $     -
                                                            =======


Weighted average number of shares outstanding during
the period - basic and diluted
                                                               100
                                                            =======




               See accompanying notes to financial statements.

                             BIO-DETECTORS, LTD.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY
    FOR THE PERIOD FROM FEBRUARY 9, 2004 (INCEPTION) TO DECEMBER 31, 2004
    ---------------------------------------------------------------------

<CAPTION

                                                                               Accumulated
                                                                                 Deficit
                                                     Additional                  During
                                    Common Stock      Paid-In    Subscription  Development
                                  Shares   Amount     Capital     Receivable      Stage       Total
                                  --------------------------------------------------------------------
Common stock issued to founders
for cash ($0.005 per share)        100      $   1     $      -    $     (1)     $    -         $    -

In-kind contribution                 -          -          595           -           -            595

Net loss for the period from
February 9, 2004 (inception)
to December 31, 2004                 -          -            -           -         (95)           (95)
                                  -----      -----     --------    --------      ------         ------

BALANCE, DECEMBER 31, 2004         100      $   1     $    595    $     (1)     $  (95)        $  500
                                  =====      =====     ========    ========      ======         ======




               See accompanying notes to financial statements.

                              BIO-DETECTORS, LTD.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENTS OF CASH FLOWS
               FOR THE PERIOD FROM FEBRUARY 9, 2004 (INCEPTION)
                             TO DECEMBER 31, 2004
                             --------------------



CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                  $  (95)
 Adjustments to reconcile net loss to net cash used
 in operating activities:
  In-kind contribution                                         95
                                                            ------
    Net Cash Used In Operating Activities                       -
                                                            ------

CASH FLOWS FROM INVESTING ACTIVITIES                            -
                                                            ------

CASH FLOWS FROM FINANCING ACTIVITIES                            -
                                                            ------

NET INCREASE IN CASH                                            -


CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                -
                                                            ------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $    -
                                                            ======


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------

During 2004, the Company recorded the value of the patent received from its stockholder at its cost of $500.


               See accompanying notes to financial statements.

                              BIO-DETECTORS, LTD.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 2004 AND 2003
                       --------------------------------



NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
-------------------------------------------------------------------

(A) Organization
----------------

Bio-Detectors, Ltd. (a development stage company) (the "Company") was incorporated under the laws of the United Kingdom on February 9, 2004. The Company was set up to hold patents for technologies for use in detecting biohazards. Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates
--------------------

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Income Taxes
----------------

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company is organized in the United Kingdom and no tax benefit is expected from the tax credits in the future.

(D) Loss Per Share
------------------

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share." As of December 31, 2004, there were no common share equivalents outstanding.

(E) Foreign Currency Translation
--------------------------------

The functional currency of the Company is the British Pound. The financial statements of the Company are translated to United
States dollars using year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and

                              BIO-DETECTORS, LTD.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 2004 AND 2003
                       --------------------------------

expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations ands stockholders' equity as other comprehensive income (loss).

(F) Concentration of Credit Risk
--------------------------------

The Company maintains all its assets in the United Kingdom.

(G) Business Segments
---------------------

The Company operates in one segment and therefore segment information is not presented.

NOTE 2	STOCKHOLDERS' EQUITY
------  --------------------

(A) Common Stock Issued for Cash
--------------------------------

On February 9, 2004, the Company issued 100 shares of common stock to its founders for cash of $1 ($0.005 per share).

(B) In-Kind Contribution
------------------------

During 2004, the stockholder of the Company paid $95 of operating expenses on behalf of the Company (See Note 3). In addition, the Company received the rights to a patent held by its stockholder with a historical cost of $500.

NOTE 3	RELATED PARTY TRANSACTIONS
------  --------------------------

A stockholder of the Company paid $95 of expenses on behalf of the Company from inception (See Note 2).

NOTE 4	INTANGIBLE ASSET
------  ----------------

During 2004, the Company's stockholder assigned patent number GB 315163.6 to the Company. The patent contains the intellectual property rights to a bio detection technology. The patent was recorded at the cost of the stockholder of $500. Bio Detection Ltd. was created to hold and maintain intellectual property rights ("IPR") of Dr. Gorbunov and the Company holds the deed of transfer of the bio detection IPR.

                              BIO-DETECTORS, LTD.
                        (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO FINANCIAL STATEMENTS
                       AS OF DECEMBER 31, 2004 AND 2003
                       --------------------------------



NOTE 5	GOING CONCERN
------  -------------

As reflected in the accompanying financial statements, the Company is in the development stage with no assets or operations. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

No dealer, salesman or other
person is authorized to give any
information or to make any
representations not contained in
this prospectus in connection with
the offer made hereby, and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
Atlantic Security, Inc.  This
prospectus does not constitute an
offer to sell or a solicitation to
an offer to buy the securities
offered hereby to any person in any
state or other jurisdiction in
which such offer or solicitation
would be unlawful.  Neither the
delivery of this prospectus nor any
sale made hereunder shall, under
any circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date
hereof.


Until _________ __, 2005 (90 days
after the date of this prospectus)
all dealers that effect
transactions in these securities,
whether or not participating in
this offering, may be required to
deliver a prospectus.  This is in
addition to the dealer's obligation
to deliver a prospectus when acting
as underwriters and with respect to
their unsold allotments or
subscriptions.


	TABLE OF CONTENTS
                                  Page
Prospectus Summary                 3          Atlantic Security, Inc.
The Offering                       5
Summary Financial Data             6
Risk Factors                       7
Forward Looking Statements        13
Penny Stock Regulations           13
Use of Proceeds                   14
Determination of Offering Price   15
Dividend Policy                   15
Management's Plan of Operation    16             5,514,500 Shares
Business                          22
Management                        28
Principal Shareholders            31
Selling Shareholders              32
Description of Securities         34
Certain Transactions              36
Indemnification                   37                 PROSPECTUS
Plan of Distribution              38
Legal Matters                     40
Experts                           40
Where You Can Find More
Information                       41
Financial Statements


April 22, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	We estimate that expenses in connection with this registration statement will be as follows:


SEC registration fee				$175
Accounting fees and expenses                    $5,000
Legal						$37,500
Edgarizing fees*                                $4,825
                                                --------
Total						$47,500

* estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


The following information is furnished with regard to all securities sold by us within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act.
None of the foregoing transactions involved a distribution or public offering. The company has only sold to a total of five investors in the United States and all five are accredited investors.

Other than shares issued to founders or pursuant to the share exchange agreement with Atlantic Security Limited, all shares were sold to friends and family of our officers to raise operating capital. Officers individually contacted friends and family to discuss the Company's business plans. Although not all of the purchasers were considered sophisticated investors, all investors were given access to corporate books and records as well as the ability to ask questions of the company's management. No general solicitation or advertising was used in approaching the investors. All shares issued have been and will remain restricted and may not be transferred unless and until the effectiveness of this registration statement or pursuant to another applicable exemption.


Date               Name                  # of Shares(1)  Total Price
----------------------------------------------------------------------
May 15, 2003       Terence Sullivan          9,600,000       $*
December 9, 2003   Teddy Plaisted Elett
                   Trustee, Under Agreement
                   dated August 7, 1992      1,600,000       $96,000
May 15, 2003       E-N Corp                  1,400,000       $*
May 15, 2003       William Duncan Swartz     1,000,000       $*
September 26, 2003 Oliver Cassell            400,000         $10,000
May 15, 2003       Alan Coe                  400,000         $*
May 15, 2003       Dravrar                   400,000         $*
May 15, 2003       Judy Fishman and
                   Michael Fishman JTTEN     400,000         $*
May 15, 2003       Alan Gibson               400,000         $*
May 15, 2003       James Christopher Holmes  400,000         $*
May 15, 2003       Daniela. Lapuste          400,000         $*
May 15, 2003       Kwan Lam Ng               400,000         $*
May 15, 2003       Howard Smith              400,000         $*
May 15, 2003       Thomas Harrison           340,000         $*
May 15, 2003       Watson Dave International 300,000         $*
May 15, 2003       Thomas Gryzmala           60,000          $*
May 15, 2003       Greg Chan                 12,000          $*
May 15, 2003       Ulfat Kiani               8,000           $*
August 17, 2003    Jacky Barker              4,000           $100
August 17, 2003    Kevin Barker              4,000           $100
August 17, 2003    George Chaliss            4,000           $100
August 17, 2003    Margaret Chan             4,000           $100
August 17, 2003    Dorothy Cornwell          4,000           $100
August 17, 2003    John H. Cornwell Jr.      4,000           $100
August 17, 2003    John H. Cornwell III      4,000           $100
August 17, 2003    Sarah Cornwell            4,000           $100
August 17, 2003    Jon Evans                 4,000           $100
August 17, 2003    Mo Lan Lo                 4,000           $100
August 17, 2003    Ian Macpherson            4,000           $100
August 17, 2003    Sarah Macpherson          4,000           $100
August 17, 2003    Baldeep Namas             4,000           $100
August 17, 2003    Mandeep Namas             4,000           $100
August 17, 2003    Perminder Namas           4,000           $100

August 17, 2003    Ravi Namas                4,000           $100
August 17, 2003    Chau Lam Ng               4,000           $100
August 17, 2003    Lam Fai Ng                4,000           $100
August 17, 2003    Oi Ling Lee Ng            4,000           $100
August 17, 2003    Sau Chun Ng               4,000           $100
August 17, 2003    Gurpreet Sahota           4,000           $100
August 17, 2003    Rani K. Sahota            4,000           $100
August 17, 2003    Surinder Sahota           4,000           $100
August 17, 2003    Tom Sit                   4,000           $100
August 17, 2003    Hardev Kaur Sodhi         4,000           $100
August 17, 2003    Helen Sodhi               4,000           $100
August 17, 2003    Rajvir Singh Sodhi        4,000           $100
August 17, 2003    Ranjit Sodhi              4,000           $100
August 17, 2003    Mark Sullivan             4,000           $100
August 17, 2003    Hon Wae Wong              4,000           $100
August 17, 2003    Pui Chun wong             4,000           $100
August 17, 2003    Kong Yau                  4,000           $100
August 17, 2003    Teresa Yau                4,000           $100
August 17, 2003    Tung Mei Yau              4,000           $100
May 15, 2003       Janet Ann Sullivan        1,200           $*
May 15, 2003       Sarah Janet Holmes        800             $*
July 14, 2004      Teddy Plaisted Elett,
                   Trustee Under Agreement
                   dated August 7, 1992      100,000         $25,000
October 29, 2004   Andrew Broadhurst         40,000          $10,000
December 16, 2004  Andrew Broadhurst         40,000          $10,000


* issued in exchange for shares in Atlantic Security Limited.
ASL shareholders received 400 shares of our common stock for each share of ASL previously held.

(1) The number of shares referenced above for each shareholder are subsequent to a 4 for 1 stock split.


Additionally, pursuant to a consulting agreement entered into on September 29, 2002, the company has the contractual obligation to issue to Mr. Niall Duggan a total of 1,000,000 shares of its common stock. Mr. Duggan consulted the company in the areas of business and product development. The compenssation became due to Mr. Duggan on September 29, 2003 at which point the company owed Mr. Duggan the sum of $100,000. Mr. Duggan agreed to accept the 1,000,000 shares of common stock as full payment for the $100,000 debt conditioned upon the shares being registered on a Form S-8 registration statement subsequent to the company being approved for quotation on the Over the Counter Bulletin Board. Mr. Duggan is now deceased and it is the company's intention to ultimately issue the shares to his widow.



In July 2004 the company sold 100,000 shares of its common stock and 300,000 warrants to purchase common stock (exercisable at a price of $0.25 per share for a period of one year) to an existing shareholder of the company. The shareholder is an accredited, sophisticated investor who had access to corporate books and records as well as the ability to ask questions of the company's management. No general solicitation or advertising was used. All shares issued have been and will remain restricted and are not being registered in this registration statement.



During October 2004 the company sold 40,000 shares of its common stock for $10,000 and the same investor purchased an additional 40,000 shares of the company's common stock for $10,000 in December 2004. The investor is resident of the United
Kingdom, had a pre-existing relationship with company management and is an accredited, sophisticated investor who had access to corporate books and records as well as the ability to ask questions of the company's management. No general solicitation or advertising was used. All shares issued have been and will remain restricted and are not being registered in this registration statement.



The company has received $5,500,000 in financing commitments from an investor subject to certain conditions being met by the company. Pursuantto the terms of the financing agreement, the investor has agreed to purchase shares of common stock of the Company at 70% of the ten-day average closing bid price in minimum investments of $1,000,000. The shares are to be issued under Regulation S registration exemption. As of January 24, 2005, the Company has not received any proceeds under this commitment.

ITEM 27. EXHIBITS

Exhibit Number		Description
--------------          -----------


3.1	Articles of Incorporation of Atlantic
        Security, Inc.

3.2     Bylaws of Atlantic Security, Inc.



3.3	Specimen certificate of the Common Stock of
        Atlantic Security, Inc.



5.1	Opinion of Law Office of James G. Dodrill
        II, PA as to legality of securities being registered*


10.1	Financing Agreement with Citywide
        Management Services, Inc.

10.2	Employment contract with Terence Sullivan

10.3	Employment contract with Howard Smith

10.4	Amendment to Financing Agreement with
        Citywide Management Services, Inc.

10.5    Original option Agreement with Professor Gorbunov.


10.6    Agreement with Nial Duggan


10.7    Second Option Agreement with Professor Gorbunov.


10.8    Addendum to Financing Agreements with Citywide


10.9    December Agreement with Professor Gorbunov.



23.1    Consent of Webb & Company, PA for audit of Atlantic Security


23.2	Consent of James G. Dodrill II, PA
        (included in Exhibit 5.1)


23.3    Consent of Webb & Company, PA for audit of Bio-Detectors, Ltd.


* to be filed by amendment

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

(1)	File, during any period in which it offers or sells
securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section
10(a)(3) of the Securities Act;


ii.	Reflect in the prospectus any facts or events
which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


iii.	Include any additional or changed material
information on the plan of distribution.

(2)	For determining liability under the Securities Act,
treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from
registration any of the securities that remain unsold at the end of the offering.

(4)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange
Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2/A and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bicester, Oxfordshire, United Kingdom, on April 22, 2005.

                 ATLANTIC SECURITY, INC.

        By:     /s/ Terence Sullivan
                -----------------------
		Terence Sullivan
		Principal Executive Officer,
                President and Chairman


	In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities indicated on April 22, 2005.

/s/ Terence Sullivan                 Principal Executive Officer,
-------------------------            President and Chairman
    Terence Sullivan

/s/ Gregory Chan                     Principal Financial Officer and
-------------------------            Principal Accounting Officer
    Gregory Chan

/s/ Christopher Holmes               Director
-------------------------
    Christopher Holmes

/s/ Howard Smith                     Director
-------------------------
    Howard Smith